TRIPLE NET LEASE

                                     BETWEEN

                           SUNCOR DEVELOPMENT COMPANY,

                        an Arizona corporation, as Lessor

                                       and

                     MATRIX FINANCIAL SERVICES CORPORATION,

                        an Arizona Corporation, as Lessee

                            Dated: September 1, 1999

                           BLACK CANYON COMMERCE PARK

                                PHOENIX, ARIZONA


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                                TABLE OF CONTENTS

                                                                                          Page
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1.      IDENTIFICATIONS AND DEFINITIONS......................................................1
        1.1    Parties.......................................................................1
               1.1.1  Lessor.................................................................1
               1.1.2  Lessor's Address.......................................................1
               1.1.3  Lessee.................................................................1
               1.1.4  Lessee's Address.......................................................1
        1.2    Building......................................................................1
        1.3    Gross Leasable Floor Area.....................................................1
        1.4    Lease Term....................................................................1
        1.5    Lease Year....................................................................1
        1.6    Premises; First Phase Space and Second Phase Space Defined....................2
        1.7    Project.......................................................................2

2.      LEASE OF PREMISES....................................................................2

3.      TERM; OCCUPANCY......................................................................2
        3.1    Commencement of Term..........................................................2
        3.2    Option to Extend Term.........................................................2
        3.3    Refurbishment Allowance.......................................................3

4.      RENT.................................................................................3
        4.1    Payment of Monthly Base Rent..................................................3
        4.2    Initial Base Rent.............................................................3
        4.3    Base Rental Adjustments.......................................................4
               4.3.1  Initial Term...........................................................4
               4.3.2  Extension Periods......................................................4
        4.4    Additional Payments; No Offset................................................5
        4.5    Common Area Maintenance and Expenses..........................................5
               4.5.1  Common Area............................................................5
               4.5.2  Common Expenses........................................................5
               4.5.3  Collection in Advance..................................................8
               4.5.4  Audit..................................................................8

5.      SECURITY DEPOSIT [Intentionally Deleted].............................................8


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6.      USE..................................................................................8
        6.1    Use...........................................................................8
               6.1.1  Use of Premises........................................................8
               6.1.2  Use of Common Areas....................................................9
               6.1.3  Alterations to the Common Areas........................................9
        6.2    Hazardous Substances.........................................................10
               6.2.1  Reportable Uses Require Consent.......................................10
               6.2.2  Duty to Inform Lessor.................................................10
               6.2.3  Lessee's Indemnification..............................................11
               6.2.4  Lessor's Representations and Obligations..............................11
        6.3    Lessee's Compliance With Law.................................................11
        6.4    Inspection; Compliance.......................................................12
        6.5    Condition of Premises........................................................12

7.      MAINTENANCE, REPAIRS AND ALTERATIONS................................................14
        7.1    Lessee's Obligations.........................................................14
        7.2    Surrender....................................................................14
        7.3    Lessor's Rights..............................................................15
        7.4    Lessor's Obligations.........................................................15
        7.5    Alterations and Additions....................................................16

8.      INSURANCE...........................................................................17
        8.1    Required Insurance...........................................................17
        8.2    Notice of Insurance..........................................................18
        8.3    Waiver of Subrogation; Release...............................................18
        8.4    Adequacy of Coverage.........................................................18
        8.5    Assumption and Waiver........................................................18
        8.6    Notice by Lessee.............................................................19
        8.7    Lessee's Indemnity ..........................................................19
        8.8    Lessor's Indemnity...........................................................20
        8.9    Lessor's Insurance...........................................................20

9.      DAMAGE OR DESTRUCTION...............................................................21
        9.1    Definitions..................................................................21
        9.2    Partial Damage - Insured Loss................................................21
        9.3    Partial Damage - Uninsured Loss..............................................21
        9.4    Total Destruction............................................................22
        9.5    Damage Near End of Term......................................................22
        9.6    No Abatement of Rent; Lessee's Remedies......................................22
        9.7    Hazardous Substance Conditions...............................................23
        9.8    Termination - Advance Payments...............................................24
        9.9    Waive Statutes...............................................................24

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10.     TAXES...............................................................................24
        10.1   Payment of Real Property Taxes...............................................24
        10.2   Definition of "Real Property Tax"............................................24
        10.3   Joint Assessment.............................................................25
        10.4   Transaction Taxes............................................................25
        10.5   Personal Property Taxes......................................................25

11.     UTILITIES...........................................................................25

12.     ASSIGNMENT AND SUBLETTING...........................................................25
        12.1   Consent of Lessor............................................................25
        12.2   No Release of Lessee.........................................................26
        12.3   Transferee's Obligations.....................................................26
        12.4   Expenses.....................................................................26
        12.5   Void Transfers...............................................................26
        12.6   No Merger....................................................................26
        12.7   No More Than Three Tenants; No Reduction of Rent.............................26
        12.8   Half of Consideration Paid to Lessor.........................................27

13.     DEFAULTS; REMEDIES..................................................................28
        13.1   Defaults.....................................................................28
        13.2   Remedies.....................................................................28
        13.3   Default by Lessor............................................................30
        13.4   Late Charges.................................................................30
        13.5   Use of Impounds Upon Default.................................................30

14.     CONDEMNATION........................................................................31

15.     BROKER'S FEE........................................................................31

16.     ESTOPPEL CERTIFICATE................................................................32

17.     LESSOR'S LIABILITY..................................................................32

18.     SEVERABILITY........................................................................32

19.     INTEREST ON PAST DUE OBLIGATIONS....................................................32

20.     TIME OF ESSENCE.....................................................................32

21.     ADDITIONAL RENT.....................................................................33


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22.     INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.......................................33

23.     NOTICES.............................................................................33

24.     WAIVERS.............................................................................34

25.     NO RECORDING........................................................................34

26.     HOLDING OVER........................................................................34
        26.1   With Lessor's Consent........................................................34
        26.2   Without Lessor's Consent.....................................................35
        26.3   Limited Right to Extend Lease Term...........................................35

27.     CUMULATIVE REMEDIES.................................................................35

28.     PARKING.............................................................................35

29.     BINDING EFFECT; CHOICE OF LAW.......................................................35

30.     SUBORDINATION OF LEASE; ATTORNMENT..................................................36
        30.1   Subordination................................................................36
        30.2   Execution of Documents.......................................................36

31.     ATTORNEYS' FEES.....................................................................36

32.     LESSOR'S ACCESS.....................................................................37

33.     AUCTIONS............................................................................37

34.     SIGNS...............................................................................37

35.     MERGER..............................................................................37

36.     QUIET POSSESSION....................................................................37

37.     SECURITY MEASURES...................................................................38

38.     AUTHORITY...........................................................................38

39.     FINANCIAL STATEMENTS................................................................38


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40.     LESSOR'S AND LESSEE'S WORK..........................................................38
        40.1   Interior Tenant Improvements.................................................38
        40.2   Governmental Approvals.......................................................41
        40.3   Lessee Delay.................................................................41
        40.4   Architect's Determination....................................................42
        40.5   Lease Starting Date in Event of Lessee Delay.................................42
        40.6   Lessee Pays Damages..........................................................42
        40.7   Inspection by Lessee.........................................................42
        40.8   Condition of the Premises....................................................42
        40.09  Lessee's Permitted Work......................................................43

41.     FORCE MAJEURE - UNAVOIDABLE DELAYS..................................................43

42.     EASEMENTS; ADDITIONAL CC&Rs.........................................................44

43.     AMERICANS WITH DISABILITIES ACT.....................................................44

44.     ELECTRIC SERVICE PROVIDER...........................................................45

45.     GUARANTY OF LEASE...................................................................45



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                                       v
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                                TRIPLE NET LEASE

                  between SUNCOR DEVELOPMENT COMPANY, as Lessor

                   and MATRIX FINANCIAL SERVICES CORPORATION,

                        an Arizona Corporation, as Lessee

1.   IDENTIFICATIONS AND DEFINITIONS.

     1.1 Parties.

          1.1.1 Lessor: SunCor Development Company, an Arizona corporation.

          1.1.2 Lessor's Address: 3838 N. Central Ave., Suite 1500, Phoenix, AZ 85012.

          1.1.3 Lessee: Matrix Financial Services Corporation, an Arizona corporation

          1.1.4 Lessee's Address: 2133 W. Peoria, Phoenix, Arizona 85021.

     1.2 Building. The entire Building 2 to be constructed by Lessor depicted on the site plan attached hereto as Exhibit "A", as outlined on the floor plan attached hereto as Exhibit "B" and commonly known as Building 2, Black Canyon Commerce Park, at the southwest comer of Peoria Avenue and 21st Avenue, Phoenix, Arizona.

     1.3 Gross Leasable Floor Area. The actual number of gross square feet of completed floor space on all levels of the Building, including all ground floor space, hallways and mezzanines, within the drip line on the exterior of the Building, which shall be determined utilizing the BOMA Standard. As used in this Lease, "BOMA Standard" shall mean the American National Standard of the Building Owners and Managers Association International as set forth in the Standard Method for Measuring Floor Area in Office Buildings, ANSI 265.1 - 1980. Lessor's architect and Lessee's architect have stipulated that, based on preliminary plans and specifications for the Building, the total Gross Leasable Floor Area for the Building shall be 62,771 square feet.

     1.4 Lease Term. Includes the Initial Term (as defined in Paragraph 3.1) of this Lease and each Extension Period (as defined in Paragraph 3.2), or until this Lease is sooner terminated pursuant to those terms hereof expressly providing for termination.

     1.5 Lease Year. A period during the Lease Term (including Extension Periods) commencing at 12:01 a.m. on January 1st of each calendar year and ending at midnight on December 31st next succeeding, except that the first Lease Year shall commence at the start of the Lease Term and shall end at midnight on December 31st next succeeding, and the last Lease Year shall end at the end of the Lease Term.
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     1.6 Premises; First Phase Space and Second Phase Space Defined. The entire
Building consisting of 62,771 square feet of Gross Leasable Floor Area. The parties acknowledge that certain portions of the Premises will be treated differently as hereafter provided with respect to Base Rent (as hereafter defined in Paragraph 4.1), and the construction and payment of tenant improvements as provided in Article 40. As used in this Lease, "First Phase Space" will refer to 50,000 square feet of Gross Leasable Floor Area, and "Second Phase Space" will refer to the remaining 12,171 square feet of Gross Leasable Floor Area.

     1.7 Project. A portion of Black Canyon Commerce Park approximately 5.94 acres in size owned by Lessor and depicted on Exhibit "A-l" attached hereto.

2.   LEASE OF PREMISES.

     Lessor hereby leases to Lessee, and Lessee leases from Lessor, the Premises for the Lease Term, at the rental and on all the terms and conditions set forth in this Lease.

3.   TERM; OCCUPANCY.

     3.1 Commencement of Term. The Term of this Lease shall be for a period of seven (7) years (84 months) commencing 30 days after Lessor makes the Premises available to Lessee as hereafter provided ("Commencement Date") so that Lessee may install its fixtures, install wiring and cables for its computer systems, and prepare the Premises for its business operations, unless sooner terminated pursuant to any provision hereof ("Initial Term"). Lessor agrees to make the Premises available to Lessee on February 1, 2000, subject to the provisions of Paragraph 40.3 and 41, so that Lessee may install its fixtures, install wiring and cables for its computer system, and prepare the Premises for its business operations by March 1, 2000. If Lessor cannot make the Premises available to Lessee by February 1, 2000 as provided above and such failure is the result of any Lessee Delays (as defined in Paragraph 40), the Initial Term shall nevertheless begin on March 1, 2000 and Base Rent, common expenses and other amounts provided for in this Lease will be due as of said date. If Lessor cannot make the Premises available to Lessee by March 1, 2000, due to delays that are not "Lessee Delays" as defined in Paragraph 40.3, then the Base Rent due hereunder shall be abated one day for each day of such delay in making the Premises available to Lessee, provided that if Lessor cannot make the Premises available to Lessee by June 1, 2000, Lessee shall have the right to terminate this Lease upon written notice to Lessor.

     3.2 Option to Extend Term. Provided Lessee is not in default, as defined in Paragraph 13.1, and is occupying all of the Premises, both at the time of the exercise of each option and at the time of the commencement of each Extension Period hereunder, Lessee may elect to extend the term of this Lease for two (2) successive five (5)-year periods (the "Extension Periods") by delivering to Lessor, at least one hundred eighty (180) days before the end of the Initial Term (but not earlier than 270 days) or the then current Extension Period, a written notice of such election. The Extension Periods shall begin on the day immediately following the last
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day of the Initial Term or the then current Extension Period, as the case may
be. The Extension Periods shall be subject to all the terms and conditions of this Lease. The Base Rent for each Extension Period shall be established as set forth in Paragraph 4.3.

     3.3 Refurbishment Allowance. If Lessee exercises its option rights as set forth above in Paragraph 3.2 with respect to an Extension Period, Lessor shall pay to Lessee after commencement of each Extension Period, if Lessee is not then in default under this Lease beyond the expiration of any applicable notice and cure period, a tenant improvement refurbishment allowance equal to $2.00 per square foot of Gross Leasable Floor Area within the Premises as of the first or second Extension Period, as the case may be ("Refurbishment Allowance"). The Refurbishment Allowance must be used by Lessee, subject to Paragraph 7.5, only to repair, paint or upgrade the improvements initially installed therein by Lessor, or otherwise to construct or install fixed capital improvements to the Premises, but not for improvements, additions to, or replacements of trade fixtures, equipment, furniture and personal property. After commencement of the Extension Period, Lessor shall reimburse Lessee from time to time for the Refurbishment Allowance within thirty (30) days after Lessee submits to Lessor invoices, statements, or other reasonable evidence that funds have been spent in the manner set forth above, together with appropriate lien waivers for all work performed, all in a form reasonably acceptable to Lessor, provided that no reimbursement will be due if Lessee is in default under this Lease beyond the expiration of any applicable notice and cure period at the time payment is due.

4.   RENT.

     4.1 Payment of Monthly Base Rent. Lessee shall pay to Lessor as base rent for the Premises ("Base Rent"), monthly payments as set forth below, in advance, without prior notice and without right of offset, on the first day of each month of the Lease Term. Rent for any period during the Lease Term which is for less than one month shall be a pro-rata portion of the monthly installment based on a 30-day month. Base Rent and other amounts due under this Lease shall be payable in lawful money of the United States to Lessor, together with applicable taxes, at the address stated in Paragraph 1.1 or to such other persons or at such other places as Lessor may designate in writing.

     4.2 Initial Base Rent. The initial annual Base Rent shall be $11.75 per square foot of Gross Leasable Floor Area in the Premises, plus taxes thereon, commencing on the Commencement Date; provided that (a) Lessee shall be obligated to pay to Lessor Base Rent on the Commencement Date only for the First Phase Space, and (b) Base Rent for the entire Premises (both the First Phase Space and the Second Phase Space) shall be due commencing on that date which is 12 months after the Commencement Date. If Lessor cannot make the Premises available to Lessee as a result of any Lessee Delays (as defined in Paragraph 40.3), then the Initial Term shall nevertheless begin on the date Lessor could have completed the Work and tendered possession of the Premises but for Lessee's Delay, or March 1, 2000, whichever is earlier, and Base Rent, common expenses and other amounts provided for in this Lease will be
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due from Lessee to Lessor as of said date. Upon execution of this Lease, Lessee shall pay Lessor one (1) month of Base Rent (using 50,000 square feet as a multiplier), which shall be applied as a partial payment to the first month of the Lease Term.

     4.3 Base Rental Adjustments.

          4.3.1 Initial Term. As of the first day of each respective time period set forth below, the monthly Base Rent shall be increased as follows ("sf" means square feet of Gross Leasable Floor Area):

               Period .......               Rate
               ------                       ----
              (Initial Term).       (assuming 62,771 sf)

        months 25 through 60        $12.00 NNN/sf/year or $62,771.00 per month
        months 61 through 84        $12.75 NNN/sf/year or $66,694.19 per month

          4.3.2 Extension Periods. The monthly Base Rent due for each Extension Period shall be an amount per square foot of Gross Leasable Floor Area equal to the greater of (i) the amount per square foot of Gross Leasable Floor Area paid by Lessee for the last month of the Initial Term, with respect to the first Extension Period, or the last month of the first Extension Period, with respect to the second Extension Period, or (ii) ninety-five percent (95%) of the prevailing market rate (including rent escalation provisions, if any, then prevailing and factoring in the Refurbishment Allowance) for space, improvements and amenities substantially comparable to the Premises in a substantially comparable location in developments substantially comparable to Black Canyon Commerce Park, as reasonably determined by Lessor and set forth in writing to Lessee at least ninety (90) days before the commencement of the respective Extension Period and said rent shall be the Base Rent to be paid by Lessee during the respective Extension Period unless, within thirty (30) days after Lessee receives such written notice of the Base Rent as determined by Lessor, Lessee submits to Lessor in writing Lessee's objection to the Base Rent determined by Lessor, in which event the following shall apply:

               (a) At least forty-five (45) days prior to the commencement of the respective Extension Period for which Base Rent will be adjusted, Lessor and Lessee shall each appoint a qualified, independent MAI appraiser of its choice with at least 10 years of experience in appraising prevailing market rates for properties similar to the Premises and developments similar to Black Canyon Commerce Park. The two appraisers selected by Lessor and Lessee shall then appoint a third qualified, independent MAI appraiser with at least 10 years of experience in appraising prevailing market rates for properties similar to the Premises and developments similar to Black Canyon Commerce Park.

               (b) At least fifteen (15) days prior to the commencement of the respective Extension Period for which Base Rent will be adjusted, each such appraiser shall make an independent determination of the prevailing market rate (including rent escalation provisions, if any, and factoring in the Refurbishment Allowance) for space, improvements and amenities substantially comparable to the Premises in a substantially comparable location in a development substantially comparable to Black Canyon Commerce Park, and shall send a copy of its appraisal to Lessor and Lessee. Base Rent to be paid by Lessee during the respective Extension Period shall be calculated using subparagraphs (i) and (ii) above, and for purposes of this subparagraph (b), "prevailing market rate" shall mean the average of the prevailing market rate (including rent escalation provisions, if any and factoring in the Refurbishment Allowance) set forth in each appraisal, calculated on a monthly basis.

               (c) Lessor and Lessee shall each bear the full expense of the appraiser it selects; the expense of the third appraiser shall be shared equally by Lessor and Lessee.

     4.4 Additional Payments; No Offset. All sums of money or charges (other than Base Rent and common area charges, which shall be payable in the manner elsewhere provided in this Lease) required to be paid by Lessee under this Lease shall, except where provided to the contrary in this Lease, be due and payable, together with taxes thereon, within thirty (30) days after demand, and shall constitute additional rent. Lessee's failure to pay any such amounts or charges when due shall carry with it the same consequences as Lessee's failure to pay rent. All payments under this Lease shall be made in full and without right of offset or deduction of any kind.

     4.5 Common Area Maintenance and Expenses.

          4.5.1 Common Area. Throughout the Lease Term, Lessee shall pay as additional rent to Lessor, together with taxes thereon, all common expenses (as hereafter defined) of every kind and nature paid or incurred by Lessor in operating, maintaining and replacing in a first class manner (a) the "common areas", which term shall mean all common amenities now or hereafter existing outside of the Building and within the Project, including, without limitation, driveways, parking areas, covered parking structures, landscaped areas (and irrigation and sprinkler, systems included as a part thereof), fountains and other water features, if any, lighting facilities, the Project signage, fire lanes, sidewalks, walkways, service roads, drainage and retention areas, perimeter walls and fences and adjacent sidewalks, utility lines up to the exterior of the Building, sculptures and artwork, if any, and all other areas and facilities located on and in the Project which are available for the use and enjoyment of occupants of the Project and their customers, agents and invitees, (b) all "service areas" within the Project, which term shall mean all garbage and refuse disposal facilities, including compactors if furnished by Lessor, all loading areas, and all areas and facilities which are used in the maintenance and operation of the Project by Lessor, and (c) the exterior surfaces of all perimeter walls, the roof membrane, and all exterior surfaces of the Building which are not the specific obligation of Lessee.

          4.5.2 Common Expenses. Costs, charges and expenses constituting "common expenses" shall include, without limitation, the cost of maintaining, cleaning, repairing, and replacing all common areas and service areas and all other areas and improvements referred to in

     Paragraph 4.5.1(c), including, without limitation, line painting and striping; resurfacing and repaving; exterior washing of windows and other glass surfaces; painting, repairing and replacing exterior walls (but not glass) of the Building and perimeter walls of the Project; removal of graffiti; resurfacing or replacing the roof membrane; replacing and maintaining landscaping; premiums for public liability, property damage, fire and extended coverage, lost rental and income, and other insurance as Lessor deems appropriate for the common areas, service areas and the Building (but Lessor shall have no obligation to provide or obtain such insurance except as expressly set forth in this Lease); costs of materials and labor; supplies; fire protection and fire hydrant charges; electric, gas, water and sewer charges not separately metered to Lessee; cost of providing on-site and off-site traffic control; cost of professional fees relating to the common areas and service areas; parking area surcharges or levies if imposed by governmental entities; interest charges on loans for the purchase of and reasonable depreciation of equipment used in operating and maintaining the common areas and service areas and the exterior of the Building, and rent and other charges paid for leasing of any such equipment; all property taxes due on such equipment; license', permits and inspection fees; garbage disposal; sweeping and cleaning services; all real estate taxes and assessments due on the Building and the Project; all assessments and fees due from Lessor for the Project under any Additional CC&Rs (as defined in Paragraph 42), as equitably apportioned by Lessor; cost of security personnel, if Lessor elects to provide the same pursuant to Paragraph 37; and an administrative and management fee to Lessor in an amount equal to 10% of all common expenses for Lessor's services in managing, maintaining, repairing, replacing and administering the common areas, service areas, the exterior Building surfaces designated above, and all common expenses.

     Notwithstanding anything in this Lease to the contrary, "common expenses" shall not include any of the following (which costs may be allocated to the parties by other provisions of this Lease):

     (a) Costs for which Lessor receives reimbursement from insurance or from other parties (excluding reimbursement by tenants for common expenses).

     (b) Leasing commissions, attorneys' fees, advertising expenses, and other expenses incurred in connection with leasing, selling or conveying an interest in the Building or the land associated therewith.

     (c) Expenditures for improvements to the Building which should be capitalized according to generally accepted accounting principles, which shall be the responsibility of the Lessor or Lessee as provided elsewhere in this Lease; provided that Lessor shall nevertheless be entitled to include in common expenses all costs related to resurfacing or replacing the roof membrane of the Building, but to the extent the cost of any such improvements which should be capitalized according to general accepted accounting principles totals more than $20,000 or more to complete, such excess amount shall be amortized over the useful life thereof to Lessor, as reasonably determined by Lessor, with interest on the unreimbursed balance at a rate per annum equal to the prime rate of interest per annum: quoted by Bank One of Arizona (or its successor) and adjusted from time to time at Phoenix, Arizona, plus three percent (3%), with only such amortized portion and interest thereon applicable to and included in the common expenses for any year.

     (d) Income, excess profits, franchise, capital stock, estate, or inheritance taxes payable by Lessor except to the extent the same shall have been levied as a substitute for existing real property taxes.

     (e) Costs of Lessor's general corporate overhead and general administrative expenses; provided that Lessor shall be entitled to the management fee referred above even if applied to such expenses.

     (f) The cost of repairs or alterations required to correct any noncompliance of the Building as of the date hereof with all laws, ordinances, rules and regulations in effect on or before the date hereof, except to the extent such noncompliance is caused by Lessee's architect or other contractors or the agents, officers or employees of Lessee.

     (g) Costs paid to any affiliate of Lessor for goods or services that exceed the fair market price or cost generally payable for comparable goods or services in the area of the Building.

     (h) Costs of satisfying or defending any tort claims not fully covered by Lessor's insurance.

     (i) Costs resulting from the past, present or future presence of asbestos, polychlorinated biphenyl or other hazardous materials or substances in the Building or the land which Lessor is responsible for pursuant to Paragraph 6.2.4 of this Lease.

     (j) Dividends or similar distributions paid by Lessor to shareholders, partners or other persons having an ownership interest in Lessor.

     (k) Ground lease payments and interest on debt or amortization or other payments on loans to Lessor, whether secured or unsecured, except for lease or loan payments for equipment used by Lessor to maintain the Project.

     (1) Costs relating directly to any building or land other than the Building and the Project (provided, common expenses may include an allocation of shared costs involving other portions of Black Canyon Commerce Park if the nature of such costs are otherwise includable in common expenses and if such allocation is made on a reasonable and consistent basis that fairly reflects the share of such costs actually attributable to the Building and the Project.

     (m) Costs (including fines, penalties and interest) of defending and satisfying any claims made by third parties because of the negligence or willful misconduct of Lessor or its agents or employees or because of Lessor's breach or violation of any contract, lease or law.

     4.5.3 Collection in Advance. All common expenses for a Lease Year, as estimated by Lessor, and any taxes thereon shall be paid in monthly installments on the first day of each month in advance in an amount equal to 1/12th of the estimated common expenses for the applicable Lease Year, but not less than $15,222.00 per month. Lessee agrees that even though Base Rent will not be due for the first year of the Lease Term with respect to the Second Phase Space, common expenses shall be due and payable for the entire Premises from and after the Commencement Date. Within ninety (90) days following the close of Lessor's annual accounting period, Lessor shall furnish to Lessee a statement of the actual amount of Lessee's common expenses for such period. If the actual amount of Lessee's common expenses is less than the total amount paid by Lessee for such period, the excess shall be credited first against any past due payments and then against Lessee's next succeeding payments. If the actual amount of Lessee's common expenses exceeds the total amount paid by Lessee for such period, Lessee shall pay to Lessor, within thirty (30) days following its receipt of Lessor's statement, the amount shown as due.

     4.5.4 Audit. Lessee shall have the right, at its expense, to audit Lessor's books and records to verify the amount charged to Lessee for common expenses. If an accurate audit reveals that the amount charged to and actually paid by Lessee is incorrect, Lessor and Lessee shall make an appropriate adjustment within thirty (30) days after the completion of the audit, with any amounts owed from Lessee to Lessor to be paid in cash within said 30-day period and any amounts owed from Lessor to Lessee to be credited first against unpaid Base Rent and then against successive installments of Base Rent. If such audit reveals that Lessee was overcharged for such common expenses by more than five percent (5 %) over the actual amount due and owing by Lessee, Lessor will reimburse Lessee for the reasonable cost of such audit by crediting the amount thereof first against unpaid Base Rent and then against successive installments of Base Rent.

5.   SECURITY DEPOSIT. [INTENTIONALLY DELETED]

6.   USE.

     6.1 Use.

          6.1.1 Use of Premises. The Premises shall be used and occupied only for reputable general office uses, as reasonably determined by Lessor, and for no other purposes. However, subject to Paragraph 6.3, Lessee shall comply at all times with all governmental regulations and requirements, as well as any easements or restrictions of record or any Additional CC&Rs. Lessee shall not use or permit the use of the Premises for any retail purposes of any kind or the sale of items directly to the public other than retail banking services, or in a manner that creates waste or a nuisance with respect to the Building or the Project, or that disturbs owners and/or occupants of, or causes damage to, the remaining portion of the Building, the Project or any neighboring premises or properties.

          6.1.2 Use of Common Areas. During the Lease Term, Lessee's agents, employees, customers and permitted subtenants (if any) shall have the non-exclusive right in common with Lessor, other present and future owners of the Project or portions thereof, other tenants of the Project and any other parties permitted to use the same by Lessor, and their respective agents, employees, customers, licensees and subtenants, to use those portions of the common areas designed for access, parking, loading and unloading, and for depositing trash; subject, however, to the terms and conditions of this Lease, any easements or restrictions of record or any Additional CC&Rs. The foregoing notwithstanding, (i) Lessee shall have no claims against Lessor arising out of the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all such common areas, (ii) Lessee shall have exclusive use of 65 parking spaces as provided in Paragraph 28, but Lessor reserves the right to grant any person or entity the exclusive right to use other designated portions of the common areas for the benefit of such person or entity and its agents, employees, invitees, customers and subtenants, in which case Lessee shall have no right to use such designated portions, (iii) Lessor at all times during the Lease Term shall have sole and exclusive control of the common areas and service areas and each and every part thereof and may, at its option, at any time and from time to time, exclude and restrain any person from the use or occupancy thereof, and (iv) Lessee, in the use of the common areas, shall comply and shall cause its employees, agents, contractors and invitees to comply, with all rules and regulations promulgated by Lessor from time to time and all restrictions provided in any easements or restrictions of record or any Additional CC&Rs, and Lessee's failure to do so shall constitute a breach of this Lease. Nothing contained herein shall affect the right of Lessor at any time or from time to time to remove unauthorized persons from the common areas or service areas or to restrain the use thereof by unauthorized persons. Nothing contained herein shall be construed as limiting Lessor's right to use the common areas, service areas or the Project for any retail, office or other legally permitted use.

          6.1.3 Alterations to the Common Areas. Lessor shall have the right to alter, improve, diminish, delete or add. to portions of or otherwise change the common areas or service areas, including, without limitation, change of location, area, level, size and arrangement of driveways, entrances, exits, parking spaces, service areas, landscaped areas, signs and the direction of traffic flow, designate restricted areas and employee parking areas, and construct additional improvements, as Lessor deems advisable. Lessor shall have the right to make alterations or additions to and to build additional buildings and improvements within Black Canyon Commerce Park.

     6.2 Hazardous Substances.

          6.2.1 Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Project, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. "Hazardous Substance" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or fractions thereof, and asbestos. Lessee shall not engage in any activity in, on, or about the Premises which constitutes a Reportable Use (as hereinafter defined) of a Hazardous Substance without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on, or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises, the Building, the Project or neighboring properties to any meaningful risk of contamination or damage. Lessor may condition its consent to, the use or presence of any Hazardous Substance, activity, or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, the Building, the Project and the environment against damage, contamination or injury and/or liability therefrom, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements).

          6.2.2 Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, other than as previously consented to by

     Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any attachment, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

          6.2.3 Lessee's Indemnification. Lessee shall indemnify, protect, defend, and hold Lessor, its agents, contractors, partners, officers, directors, employees, lenders, and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or a sublessee, or otherwise under Lessee's control or at Lessee's request, or arising out of or involving the exercise, of Lessee's inspection rights as set forth in Paragraph 6.2.4 below. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Lessee and arising from the circumstances described in the preceding sentence, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation, or release agreement entered into by Lessor and Lessee shall release Lessee for its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

          6.2.4 Lessor's Representations and Obligations. Lessor represents and warrants to Lessee that Lessor has not, nor is it aware of any person or entity who has (with no duty to investigate further), at any time used or permitted the use of any portion of the Premises, the Building, or common areas to be used in violation of any Applicable Laws relating to Hazardous Substances on, under, or about the Premises, the Building, or the common areas. In addition, Lessor agrees that it shall not use, generate, store or dispose of on, under, or about the Premises, the Building, or the common areas, or transport to or from the same, any Hazardous Substances or permit any third party to do so, except in compliance with all Applicable Laws. Lessor agrees to indemnify, defend and hold harmless Lessee from and against any and all losses, costs (including reasonable attorneys' fees), liabilities and claims arising from a breach of Lessor's obligations under this Paragraph 6.2.4, except to the extent the same arise from the acts or omissions of Lessee or its employees, agents, contractors, or invitees. Lessee or its designated agent shall, at all times during the Lease Term have the reasonable right to conduct testing and inspections on or about the Premises, the Building, or the common areas during normal business hours, provided that (i) Lessee shall first give reasonable prior notice to Lessor of its intention to do so, and (ii) Lessee shall promptly repair any damage or injury to persons or property on or about the Premises, the Building, the common areas or the Project in connection with the exercise of the inspection rights provided for herein, and (iii) Lessor, acting reasonably, shall have the right to approve the agents and/or contractors of Lessee who will conduct the testings and inspections provided for herein.

     6.3 Lessee's Compliance With Law. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law", which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises, including, but not limited to, matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance or storage tank, whether now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Notwithstanding anything in this Lease to the contrary, in no event shall Lessee be responsible for compliance with laws, ordinances, rules and regulations that require structural or other changes to the Premises or the Building unless due to (1) the particular use or manner of occupancy by Lessee or Lessee's obligations under the ADA (as defined in Paragraph 43 below) or similar laws to accommodate disabled employees, customers, and invitees of Lessee, (2) the acts or omissions of Lessee or its agents, employees, officers, contractors (including Lessee's architect), invitees, customers or licensees, or (3) alterations or improvements made by Lessee or its subtenants or their respective agents, employees, officers or contractors. Further, Lessee shall be obligated to remove only those Hazardous Substances or wastes or solid wastes that are deposited on or in the Premises, the Building or the Project by Lessee or its subtenants or their respective agents, employees, officers, contractors, invitees, customers or licensees, and all other Hazardous Substances or wastes or solid wastes shall be removed by Lessor at its expense. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     6.4 Inspection; Compliance. Lessor and Lessor's lender(s) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times agreed to by Lessor and Lessee in good faith and in a manner which reasonably minimizes disruption of Lessee's business, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Law, and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless Lessee is in default under this Lease or is in violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee, is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall, upon request, reimburse Lessor or Lessor's lender, as the case may be, for the costs and expenses of such inspections.

     6.5 Condition of Premises.

          6.5.1 Lessor warrants to Lessee that the plumbing, electrical and HVAC (but not telephone, communication or cable facilities) in the Premises shall be in good operating condition on the Commencement Date. If any of such items are not in good operating condition on the Commencement Date, Lessee shall give Lessor written notice of such condition within thirty
     (30) days following the Commencement Date and Lessor shall, within a reasonable time, effect necessary repairs. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Commencement Date shall terminate Lessor's obligations under this Paragraph. Notwithstanding anything to the contrary in this Paragraph 6.5.1, Lessor will, after the Commencement Date, provide to Lessee copies of any contractor or supplier warranties applicable to the Building Shell (as defined in Paragraph 40.1.7) and the Work (as defined in Paragraph 40.1.7), and will use reasonable efforts to obtain the benefits of and enforce said warranties if Lessor receives timely notice under the applicable warranty from Lessee, provided that if Lessor determines in good faith that arbitration or litigation is the only remaining alternative for enforcing a particular warranty, it shall advise Lessee in writing and Lessor will agree to proceed to enforce the warranty through litigation or arbitration, as the case may be, if Lessee agrees in writing to bear the reasonable costs, expenses and fees incurred by Lessor with respect thereto.

          6.5.2 If any curtailment or interruption of the utilities and services referred to in the first sentence of Paragraph 6.5.1 excluding telephone, communication or cable facilities (collectively "Building Services") beyond the reasonable control of Lessor continues for thirty (30) days after Lessor is notified thereof, Base Rent and common expenses due under this Lease shall abate for only those portions of the Premises that Lessee cannot (and does not) use because of such curtailment or interruption; and if such curtailment or interruption continues for one hundred twenty (120) days after Lessor is notified thereof and of Lessee's intention to terminate this Lease with the result that Lessee cannot (and does not) use a substantial portion of the Premises during such 120-day period, then Lessee shall be entitled to terminate this Lease by giving another written notice to Lessor after said 120-day period but prior to the time the applicable curtailment or interruption ceases or Lessor otherwise makes the Premises suitable for Lessee's use. If Building Services are curtailed or interrupted for any reason within the reasonable control of Lessor, Lessee shall have the right, after giving Lessor notice pursuant to Paragraph 13.3 and upon expiration of the cure period set forth therein, to cure the interruption or curtailment and all reasonable costs incurred by Lessee to do so shall be reimbursed by Lessor.

          6.5.3 Except as otherwise provided in this Lease, including, without limitation, Paragraph 40.8, and subject to the warranties benefitting Lessee as provided in the last sentence of Paragraph 6.5.1, Lessee hereby accepts the Premises in their condition as of the Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances, codes and regulations governing and regulating the use of the Premises, and any covenants, easements, or restrictions of record, including any Additional CC&Rs, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises or the Project for the conduct of Lessee's business. Nothing contained herein shall be construed as a waiver by Lessee of any Latent Defects in the Premises or the Building which are caused by Lessor or its contractors and do not result from the acts or omissions of Lessee, its agents, employees, officers or contractors. As used in this Lease, "Latent Defects" shall mean defects in materials or workmanship that could not have been discovered by Lessee or professional consultants retained by Lessee using reasonable diligence and without causing material damage to the Premises or Building.

          6.5.4 The foregoing notwithstanding, the obligations of Lessor under this Paragraph 6.5 shall not apply to any damage, repair, injury or condition caused by Lessee or its employees, agents, contractors, or invitees, all of which shall be the responsibility of Lessee to repair promptly at its expense.

7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

     7.1 Lessee's Obligations.

          7.1.1 Except as provided in Paragraphs 6.5.1 and 7.4, Lessee shall keep in good order, condition, and repair the Premises and every part thereof (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use or the elements, including, without limiting the generality of the foregoing, all telephone, communication and cable facilities (whether within or outside of the Premises), all plumbing, heating, ventilating, air conditioning, electrical, lighting facilities, and equipment within the Premises (or mounted on the roof of the Building, provided that Lessee shall promptly repair any damage to the roof caused by such repairs); the communications antenna or dish referred to in Paragraph 40.9, and all banking and drive-thru facilities Lessee may elect to construct and operate with Lessor's approval as provided in Paragraph 7.5.1, whether any of the foregoing are within or outside of the Premises; fixtures; interior walls (including interior surfaces of exterior walls); light bulbs, air filters and other regular maintenance items; ceilings and interior roof except supporting structures; floors and floor surfaces and coverings; windows (internal and external), doors (both internal and external, including locks and door openers), vestibules, plate glass (internal and exterior) and skylights; and Lessee's signs located on the Premises (including perimeter signs which may be allowed by the terms of this Lease). Notwithstanding the foregoing, Lessee shall be entitled to the benefit of any warranties provided by contractors or suppliers in connection with the construction of the Building as provided in Paragraph 6.5.1, but with respect to any roof repairs Lessee is required to make pursuant to this Paragraph, Lessee must first advise Lessor at least ten (10) days prior to commencing the repairs, must use the contractor who installed the roof and must otherwise comply with all requirements necessary to preserve the warranty for the roof

          7.1.2 Lessee shall maintain the Premises and all of Lessee's signs in a neat, clean, attractive and orderly condition at all times, and shall be responsible for janitorial services.

     7.2 Surrender. On the last day of the Lease Term, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment, subject to the limitations on removal in Paragraph
7.5.4. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, heating systems, air conditioning, ventilation, plumbing, and fencing on the Premises in good operating condition.

     7.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required and immediate entry will be permitted), and perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof, together with interest thereon at a rate designated by Lessor not to exceed the maximum rate then allowable by law, shall become due and payable as additional rent to Lessor within thirty (30) days of the Lessee's receipt of an invoice for such amounts.

     7.4 Lessor's Obligations.

          7.4.1 Lessor shall repair and maintain the roof structure only (but Lessee shall maintain the interior ceilings and all of the interior portions of the roof which are not structural in nature, and the roof membrane shall be maintained as a common expense pursuant to Paragraph 4.5), foundations, and structural portions of exterior walls (but not exterior surfaces or plate glass) of the Premises.

          7.4.2 Except for the obligations of Lessor under Paragraph 7.4.1 above, Paragraph 4.5 (common area and Building maintenance), Paragraph
     6.5.1 (warranties), Paragraph 9 (destruction of the Premises) and Paragraph 14 (condemnation of the Premises), it is intended by the parties hereto that Lessor shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the Building, nor the equipment serving the same, all of which obligations shall be that of Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition, and repair.

          7.4.3 If Lessor is in default under this Paragraph 7.4 as a result of its failure to perform one of its obligations hereunder, and upon expiration of applicable grace periods in paragraph 13.3, Lessee shall have the right, but shall not be obligated, after ten (10) days' prior written notice to Lessor (except in the event of an emergency, in which case no notice to Lessor shall be required), to perform such obligation on behalf of Lessor, and Lessor shall reimburse Lessee within thirty (30) days after demand by Lessee for all reasonable expenses incurred by Lessee in performing such obligation, together with interest thereon at the rate of twelve (12%) per annum from the date of advancement until the date of payment.

     7.5 Alterations and Additions.

          7.5.1 Lessee shall not, without Lessor's prior written consent, which shall not be unreasonably withheld or delayed, (i) make any alterations, improvements, additions, or Utility Installations (as defined below) in, on or about the Premises, except for non-structural alterations not exceeding $25,000 in total costs per project, or (ii) change paint colors. In any event, whether or not in excess of $25,000 in cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building without Lessor's prior written consent; provided that with respect to alterations to the exterior of the Building relating to the retail banking activities proposed to be conducted by Lessee, Lessor's consent shall not be unreasonably withheld or delayed if such alterations are not physically attached in any way to the Building (except for below grade utilities and pneumatic tubes) and are located solely within the building envelope shown on Exhibit "B" attached hereto, and such alterations constitute limited facilities such as ATM machines and speaker stands with underground transmission facilities for conducting Lessee's retail banking business from the Building through typical drive-thru facilities (and in no event shall Lessee be entitled to construct a separate building or buildings or other structures for personnel within said building envelope). As used in this Paragraph 7.5, the term "Utility Installation" shall mean air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, heating systems, air conditioning, ventilation, plumbing and fencing. Lessee shall not be required or allowed to remove any of said alterations, improvements, additions, or Utility Installations at the expiration of the Lease Term unless Lessor specifically requires removal as a condition to Lessor's approval. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same promptly. Any alterations and additions installed or performed by Lessee shall comply with all applicable building codes, ordinances, and similar requirements.

          7.5.2 Any repainting or alterations, improvements, additions, or Utility Installations in, or about the Premises that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans.

     If Lessor gives its consent, the consent shall be deemed conditioned upon Lessee's acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work, and the compliance by Lessee of all conditions of said permit and this Lease in a prompt and expeditious manner.

          7.5.3 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein, and shall promptly discharge any such liens, either by payment or by lien release bond. If Lessee shall, in good faith, contest the validity of any such lien, claim, or demand, then Lessee shall, at its sole expense defend itself and Lessor against same and shall pay and satisfy such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor, the Premises or the Project, and shall, in any event, procure and furnish evidence to Lessor thereof, a lien release bond holding the Premises and the Project free from the effect of such lien or claim.

          7.5.4 Unless Lessor requires their removal, as set forth in the next to last sentence of Paragraph 7.5.1, all alterations, improvements, additions, and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph, Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises (unless Lessee elects to effect such repairs promptly at its expense, but in any event prior to the end of the Lease Term), shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8.   INSURANCE.

     8.1 Lessee's Required Insurance. Lessee, at its sole cost and expense, shall procure and maintain during the Lease Term the following policies of insurance covering the Premises, which insurance shall be obtained from a company with a Best's general policy holder rating of at least "A" and a financial rating of "VII" or better (or a comparable rating by other reputable insurance industry rating organizations) and shall, in each instance, name Lessor, Lessor's property manager and any other entities designated by Lessor, as additional insureds:

          8.1.1 A commercial general liability insurance policy against claims for bodily injury, death or property damage, occurring in, on or about the Premises or the Project, the adjoining sidewalks and passageways, or resulting from Lessee's use, occupancy or maintenance thereof. Such insurance shall be primary with respect to Lessor and shall be in the amount of at least Five Million Dollars ($5,000,000) combined single limit (or in such higher amounts as Lessor may reasonably designate from time to time). No parties named as additional insureds shall incur any liability for the payment of premiums for such policy. Such policy shall include a form of endorsement substantially similar to the form attached hereto as Exhibit "C", and shall be further endorsed to indicate that it will cover Lessee's obligations under Paragraphs 8.5 through 8.7 to the coverage limit of such policy.

          8.1.2 "All Risk" fire and extended broad form coverage property insurance against damage and destruction to Lessee's personal property (including inventory, fixtures, machinery, equipment and merchandise) and all fixtures, equipment, improvements, additions and alterations to the Premises the Building or the Project made by Lessee in the amount of 100% of full replacement cost. If such items are damaged or destroyed, Lessee shall diligently and fully repair and restore such items.

          8.1.3 Business interruption insurance in an amount equal to 12 months of Base Rent and 12 months of common expenses.

          8.1.4 Workmen's compensation and employers' liability insurance in amounts required under Arizona law.

          8.1.5 Such other insurance and in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards,

     8.2 Notice of Insurance. All insurance provided for in Paragraph 8.1 shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Arizona and approved by Lessor. The insurance policies shall be endorsed to indicate that Lessee's coverage shall not be invalid due to any act or omission on the part of Lessor. Lessee shall cause the insurance companies issuing such insurance to agree to notify Lessor in writing of any cancellation, alteration or non-renewal of said insurance at least thirty (30) days prior thereto. Lessee shall deliver to Lessor at least thirty (30) days prior to occupation of the Premises, and thereafter on each anniversary of the Commencement Date, certificates (or such additional evidence as Lessor may request) evidencing the insurance coverage required herein, confirming that the premiums therefor have been paid in full, and showing all insurance policies contain "occurrence" coverage, rather than "claims made" coverage. Said certificates shall also include a footnote referring to this Lease and certifying that the policy or policies issued to Lessee comply with all of the provisions of this Paragraph 8. If Lessee fails to obtain the insurance required herein to deliver said certificates thereof to Lessor as provided for above, Lessor shall be entitled (with no obligation to do so) to obtain said policies at Lessee's expense.

     8.3 Waiver of Subrogation; Release. Notwithstanding any other provisions in this Lease, Lessor and Lessee each hereby waives any and all rights of recovery each may have against the other, or against the directors, partners, officers, employees, agents and representatives of the other party, for loss of, or damage to (whether or not such loss or damage is caused by the fault of the other party) the other party, its property or the property of others under its control to the extent the same is insured against under any insurance policy in force at the time of such loss or damage. Each party shall, upon obtaining the insurance policies required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease and shall obtain, at such party's expense, an appropriate waiver of subrogation endorsement from the insurer. If the Premises or Lessee's personal property are damaged or destroyed by fire or any other cause against which Lessee is required to maintain insurance pursuant to this Lease, Lessor shall not be liable to Lessee for any such damage or destruction. Lessee shall have no claim to or interest in any portion of the proceeds of any insurance maintained by Lessor.

     8.4 Adequacy of Coverage. Lessor makes no representations that the types of policies or the coverage limits that Lessee is required to maintain are adequate to protect Lessee. Lessee shall be entitled, at Lessee's expense, to obtain such additional insurance coverage as Lessee deems appropriate.

     8.5 Assumption and Waiver. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of, and waives all claims against Lessor arising from, any and all damage, loss or theft of property or injury to persons in, upon or about the Premises or the Project from any cause, including without limitations, (i) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or insulation thereof, water pipes, stairs, railings or walks; (ii) the disrepair of any equipment or appurtenances;
(iii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (iv) the back-up of any drain., sewer pipe or downspout; (v) the escape of steam or hot water; (vi) water, snow or ice being upon or coming through the roof or any other place upon or near the Premises or otherwise; (vii) the falling of any fixture, plaster or stucco; (viii) broken glass; (ix) any act or omission of other occupants of premises within the Project or of adjoining or contiguous property or buildings; and (x) any unauthorized or criminal entry of third parties into or onto the Premises or the Project, regardless of any breakdown, malfunction or insufficiency of any security measures, practices or equipment provided by Lessor, unless caused by the gross negligence or intentional acts of the Lessor. Lessee shall immediately notify Lessor in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Lessor of which Lessee has knowledge.

     8.6 Notice by Lessee. Lessee shall give immediate written notice to Lessor in case of fire or accidents in the Premises or in the building of which the Premises are a part. Lessee shall also give immediate written notice to Lessor of any claim, action, proceeding or suit instituted or threatened against Lessor.

     8.7 Lessee's Indemnity. Subject to the waiver of subrogation provisions in Paragraph 8.3, Lessee shall defend, indemnify and hold Lessor and Lessor's managing agent, if any, harmless from and against any and all claims, costs, fees (including without limitation attorneys' fees), damages, expenses, liabilities and losses arising out of or in connection with any of the following:

          8.7.1 Lessee's use of the Premises or the Projector the conduct of Lessee's business thereon.

          8.7.2 Any activity, work or occurrence performed, permitted or suffered by Lessee in, on, or about the Premises or the Project.

          8.7.3 Lessee's failure to perform fully and properly all of Lessee's obligations under this Lease.

          8.7.4 The negligence or intentional misconduct of Lessee, its agents, employees, contractors, guests, customers, invitees, or licensees.

          8.7.5 Any loss or damage to Lessee's property or the property of others or death of or injury to Lessee's employees, agents, visitors, invitees, contractors, guests, customers, or licensees, unless caused by the gross negligence or willful misconduct of Lessor, or its employees, agents, officers, contractors or invitees.

          8.7.6 Compliance with or violation of any laws, statutes, codes, licensing requirements, ordinances, orders and rules and regulations of any public authority applicable to the Premises or the Project, or any activity engaged thereon, caused or permitted by Lessee or its employees, agents, officers, contractors or invitees.

          8.7.7 The sale or distribution of alcoholic foods or beverages.

          8.7.8 Lessee's failure to surrender the Premises immediately upon the expiration or termination of the Lease Term.

          8.7.9 The acts or omissions of Lessee, its employees, agents, or contractors, in policing or monitoring Lessee's reserved parking spaces as provided in Paragraph 28 below, or causing the vehicles to be towed therefrom.

If any claim is made or action or proceeding is brought against Lessor as a result of any activity, event, or omission listed above, Lessee, upon notice from Lessor, shall diligently defend the same at Lessee's expense through counsel satisfactory to Lessor.

     8.8 Lessor's Indemnity. Subject to the waiver of subrogation provisions in Paragraph 8.3, Lessor shall defend, indemnify and hold Lessee harmless from and against any and all claims, costs, fees (including without imitation, attorneys' fees), damages, expenses, liabilities and losses for any bodily injury, injury to person or damage to property occurring in the common areas outside of the Building, unless caused by the gross negligence or willful misconduct of Lessee, its employees, officers, agents, contractors or invitees.

     8.9 Lessor's Insurance. During the Lease Term, Lessor shall procure and maintain the following insurance (the cost of which shall be included within the common expenses for the Project):

          8.9.1 Commercial general liability insurance against claims for bodily injury, death or property damage occurring in, on or about the Project outside of the Building in the amount of at least Five Million Dollars ($5,000,000.00) combined single limit (or in such higher amounts as Lessor may reasonably designate from time to time).

          8.9.2 Property insurance covering damage to the Building (including the Premises, but excluding Lessee's personal property, inventory, furniture, fixtures, equipment, improvements, additions and alterations) in an amount of not less than One Hundred Percent (100%) of the replacement value thereof.

The foregoing notwithstanding, Lessor may satisfy the insurance requirements set forth in this Paragraph utilizing a plan of self-insurance from time to time if Lessor maintains, during the entire period a self-insurance plan is in effect, a net worth of $100,000,000.00 or more. The annual report or annual financial statements of Lessor audited by an independent certified public accounting firm shall be sufficient evidence of the net worth of Lessor.

9.   DAMAGE OR DESTRUCTION.

     9.1 Definitions.

          9.1.1 "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee owned alterations and Utility Installations, the repair cost of which damage or destruction is between 25% and 75% of the then Replacement Cost (as defined below) of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee owned alterations and Utility Installations.

          9.1.2 "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee owned alterations and Utility Installations, the repair cost of which damage or destruction is seventy-five percent (75%) or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee owned alterations and Utility Installations.

          9.1.3 "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee owned alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.1, irrespective of any deductible amounts or coverage limits involved.

          9.1.4 "Replacement Cost" shall mean the cost to repair of rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          9.1.5 "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance in, on or under the Premises.

          9.1.6 "Minor Damage" shall mean damage or destruction to the Premises, the repair cost of which damage or destruction is less than 25% of the then Replacement Cost of the Premises immediately prior to such damage or destruction.

     9.2 Partial Damage - Insured Loss. If Minor Damage or a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, utilizing insurance proceeds made available to Lessor, repair such damage (but not Lessee's trade fixtures or Lessee owned alterations and Utility Installations) in accordance with Paragraph 9.6.2 and this Lease shall continue in full force and effect.

     9.3 Partial Damage - Uninsured Loss. Subject to the provisions of Paragraphs 9.4, 9.5, and 9.6, if at any time during the Lease Term there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless such damage is negligently or intentionally caused by Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, effective 60 days after the date of the occurrence of such damage. If Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible in accordance with the other requirements of this Lease. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage,

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), at Lessor's option this Lease shall terminate 60 days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. If, however, the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.3. If Lessor does not terminate this Lease as herein permitted, Paragraph 9.6.2 shall apply to such Premises Total Destruction.

     9.5 Damage Near End of Term. If at any time during the last 12 months of the Lease Term there is a damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease, then Lessee may preserve this Lease by, within twenty (20) days following the date of Lessor's election to terminate or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), exercising such option. If Lessee duly exercises such option during said Exercise Period, Lessor shall, at Lessor's expense, repair such damage pursuant to Paragraph 9.6.2, subject to other applicable provisions of Paragraphs 9.3 and 9.4.

     9.6 No Abatement of Rent; Lessee's Remedies.

          9.6.1 In the event of damage described in this Paragraph 9, whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent and common expenses payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues shall not abate and all other obligations of Lessee hereunder shall be performed by Lessee. Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration and shall look to the proceeds of business interruption insurance to be maintained under Paragraph 8.1.

          9.6.2 If Lessor is obligated to repair or restore the Premises under the provisions of this Paragraph 9 and (i) does not commence the repair or restoration of the Premises within ninety (90) days after the date of damage or destruction, or (ii) does not substantially complete the repair or restoration within a reasonable time thereafter given the extent of the damage or destruction, but in any event within 270 days after the date of such damage or destruction, then Lessee may thereafter give written notice to Lessor, and to any lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease effective thirty (30) days after receipt of such notice unless, if such notice refers to a failure to comply with subparagraph (ii) above, Lessor or its lender substantially completes the repair or restoration of the Premises within thirty (30) days after receipt of such notice, in which event this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

          9.6.3 Within forty-five (45)days after the date of damage or destruction, Lessor shall deliver to Lessee a written estimate of the cost of repair or restoration of the Premises, and an estimate of the Replacement Cost of the Premises, as determined by a contractor or architect reasonably acceptable to Lessor and Lessee, which estimates shall be the basis for determining whether Minor Damage, Premises Partial Damage or Premises Total Destruction has occurred.

     9.7 Hazardous Substance Conditions. If a Hazardous Substance Conditions occurs, unless Lessee is legally responsible therefor based on Applicable Law or this Lease (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease, and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date one hundred eighty (180) days following the giving of such notice. If Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right, within ten (10) days after the receipt of such notice, to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. This Paragraph shall prevail over Paragraph 6.2.4 above.

     9.8 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.

     9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease, and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  TAXES.

     10.1 Payment of Real Property Taxes. Real estate taxes and assessments for the Building and the Project are included in the common expenses. Lessor shall forward to Lessee, upon request therefor, copies of all real property tax bills and assessments levied against the Premises. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. Lessor shall deliver to Lessee copies of all notices of proposed increases in assessments or proposed revaluation of any property that is included in the calculation of common expenses. If Lessor fails or refuses, on request of Lessee at Lessee's expense, to contest the validity or amount of the assessed valuation or real estate taxes for any tax year, Lessee may undertake such contest at Lessee's expense, by appropriate proceedings in the name of Lessor or Lessee. Within a reasonable time after demand therefor, Lessor shall execute and deliver to Lessee any documents reasonably required to enable Lessee to prosecute any such proceeding, and Lessor shall provide Lessee upon request with all pertinent data, in time to permit Lessee to undertake such contest. The foregoing notwithstanding, Lessee shall pay prior to delinquency all real estate taxes, but may do so under protest to reserve its rights to seek a reduction of taxes as set forth in this Paragraph.

     10.2 Definition of "Real Property Tax". As used herein, the term "real property taxes and assessments" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than inheritance, personal, corporate or other income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or the Project or in the real property of which the same are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property taxes and assessments" shall also include any tax, fee, levy, assessment, or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within the definition of "real property taxes and assessments", or (ii) the nature of which was hereinbefore included within the definition of "real property taxes and assessments", or (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or the Project which is added to a tax or charge hereinbefore included within the definition of "real property taxes and assessments" by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof

     10.3 Joint Assessment. If the Project is not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.4 Transaction Taxes. Lessee shall pay to Lessor all sales, use, transaction privilege, rental, excise, or other taxes levied or imposed upon, or measured by, any amount payable under this Lease. Lessee shall pay the tax to Lessor together with, and on or before the due date for, the amount to which it relates.

     10.5 Personal Property Taxes.

          10.5.1 Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere, including the emergency generating equipment referred to in Paragraph 40.9 below. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          10.5.2 If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  UTILITIES.

     Lessee shall pay when due the cost of all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 Consent of Lessor. Lessee shall not assign, convey, transfer, mortgage, hypothecate, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the premises or permit the use or occupancy of the Premises or any part thereof by anyone other than Lessee without Lessor's prior written consent, which may not be unreasonably withheld; provided that (i) Lessor may withhold its consent if the proposed subletting or other transfer will breach the provisions of Paragraph 12.7 below, and (ii) Lessor's consent shall not be required for an assignment or subletting of this Lease and the Premises to the parent of Lessee, Matrix Bancorp, Inc., a Colorado corporation ("Matrix Bancorp"), or a subsidiary controlled by said parent, or a controlled subsidiary of Lessee, or to an entity into which Matrix Bancorp or Lessee is merged or consolidated or to which substantially all the stock or assets of Matrix Bancorp or Lessee are sold and conveyed. If Lessee desires Lessor's consent, Lessee shall submit in writing to Lessor the proposed sublease, assignment, or other transfer agreement to be executed by Lessee and its sublessee or transferee, together with any other information pertaining to such subletting or assignment Lessor may request. Lessor shall then have thirty
(30) days to approve or disapprove such transfer. If Lessor does not give Lessee an answer within such thirty (30) day period, such failure to answer shall constitute a denial of Lessor's consent. If Lessor gives its consent to Lessee pursuant hereto, the provisions of Section 12.8 shall apply.

     12.2 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release any guarantor of its obligations or release Matrix Financial Services Corporation, an Arizona corporation, or other approved or permitted Lessee of its obligations or alter the primary liability thereof to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person or entity shall not be deemed to be a waiver by Lessor of any provision hereof. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor.

     12.3 Transferee's Obligations. If Lessor gives its consent to any transfer, prior to such transfer, the transferee shall agree in writing to comply with and be bound by all the terms, conditions, covenants, provisions, and agreements contained in this Lease, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such transfer document and such agreement of such transferee to be bound by this Lease.

     12.4 Expenses. Lessee shall pay Lessor's reasonable expenses for each transfer submitted to Lessor to cover the legal review and processing expenses of Lessor, irrespective of whether Lessor grants its consent. Said amount shall be paid as a condition precedent to such transfer.

     12.5 Void Transfers. Any arrangement for a transfer which is not in compliance with the provisions of this Paragraph 12 shall be void and shall constitute a default by Lessee under the terms of this Lease. Lessor shall not be obligated to pay any finders fees, commissions or amounts in respect of any transfer, and all such obligations shall be the responsibility of Lessee.

     12.6 No Merger. The voluntary or other surrender of this Lease by Lessee, mutual cancellation of this Lease, or the termination of this Lease by Lessor, shall not work as a merger, but, at Lessor's option, shall either terminate any and all existing subleases hereunder or operate as an assignment to Lessor of any such subleases.

     12.7 No More Than Three Tenants; No Reduction of Rent. Notwithstanding any other provision of this Paragraph or this Lease, Lessee and its assignees and subtenants may not (i) make any transfer, subletting or assignment of this Lease which would result in the Premises containing more than three (3) tenants, or
(ii) make any assignment or transfer (except a subletting permitted herein) which provides for a Base Rent which is less than the Base Rent provided for in this Lease during the entire Lease Term or which otherwise reduces other amounts to be paid by Lessee pursuant to this Lease.

     12.8 Half of Consideration Paid to Lessor. It is the express intent of Lessor that any assignment, subletting, conveyance or other transfer of all or any part of Lessee's interest in this Lease or in the Premises (collectively, "transfer" for purposes of this Paragraph 12.8), as may be consented to by Lessor or otherwise permitted pursuant to the terms and requirements of Paragraph 12.1 above, shall not afford Lessee the opportunity to gain financially except as specifically permitted in this Paragraph. Accordingly, Lessor shall be entitled to receive fifty percent (50%) of all net consideration (as hereafter defined) paid or to be paid, directly or indirectly, to Lessee by the proposed subtenant, assignee or transferee (collectively, "transferee" for purposes of this Paragraph 12.8) with respect to each transfer, which amount or amounts shall be paid to Lessor simultaneously with payment of the amounts otherwise due to Lessee; provided that, as a condition precedent to the effectiveness of each such transfer, (i) if said net consideration is to be paid in a lump sum to Lessee then all net consideration shall be paid in a lump sum to Lessor, before and as a condition precedent to, the effectiveness of such transfer, (ii) if said net consideration is to be paid to Lessee over time, then this Lease shall be amended to increase the rent due under this Lease, for the period of time said net consideration is to be paid to Lessee, by an amount equal to fifty percent (50%) of all of the net considerations to be paid to Lessee, if any, which amount or amounts shall be due to Lessor at the time the net consideration is to be paid to Lessee by the transferee, and (iii) each such proposed transferee must agree directly with Lessor to pay such amounts to Lessor and must grant Lessor the right to enforce collection of such payments directly against the proposed transferee if Lessee does not pay the same when due under this Lease, as modified in accordance with subsection (ii) above. With respect to subsection (ii) above, if Lessee sublets less than all of the Premises in accordance with this Paragraph, then the rent due under this Lease will be increased pro-rata based on the number of square feet of Gross Leasable Floor Area to be sublet (for example, if Lessee sublets 50% of the Premises, the net consideration to be paid to Lessor under this Paragraph will be based on the total consideration to be paid by the proposed transferee over and above the rents due from Lessee to Lessor for 50% of the Premises). As used in this Paragraph 12.8, the term "net consideration" shall mean all monies, and the value of all in-kind services or property, or other consideration of any kind paid or to be paid, or provided or to be provided, directly or indirectly, to Lessee by the proposed transferee with respect to such transfer in excess of the rents otherwise due under this Lease from Lessee to Lessor, but excluding from such excess consideration (1) such reasonable and customary brokerage commissions, marketing expenses, and tenant improvement costs as may be reasonably incurred by Lessee directly in connection with obtaining the applicable transfer and (2) with respect to an assignment or subletting permitted by the terms of subparagraph (ii) of Paragraph 12.1, reasonable consideration legitimately paid for substantially all of the stock or assets of Lessee if sold and conveyed as therein provided, if valued independently of the value of the leasehold interest of Lessee with respect to this Lease.

13.  DEFAULTS; REMEDIES.

     13.1 Defaults. The occurrence of any one or more of the following events shall constitute a "default" by Lessee:

          13.1.1 The abandonment of the Premises by Lessee for more than ninety
     (90) consecutive days.

          13.1.2 The failure by Lessee to make any payment of Base Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after the date such payment is due.

          13.1.3 The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

          13.1.4 (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises, or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises, or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. Provided, however, in the event that any provision of this Paragraph 13.1.4 is contrary to any applicable law, such provision shall be of no force or effect.

          13.1.5 The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any successor-in-interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

          13.1.6 Any transfer of Lessee's interest in this Lease contrary to the terms and conditions of Article 12 of this Lease.

     13.2 Remedies. In the event of a default by Lessee, Lessor shall have the right at anytime thereafter, with or without notice or demand, to pursue any one or more of the following remedies:

          13.2.1 Institute suit against Lessee to collect each installment of rent and other sum due under this Lease or to enforce any other obligation under this Lease; or

          13.2.2 Re-enter and take possession of the Premises and all personal property and fixtures therein and remove Lessee and Lessee's agents and employees therefrom, and either:

               (a) Terminate this Lease by giving Lessee written notice of Lessor's election to terminate, and recover from Lessee all amounts owed by Lessee prior to the date of termination, plus the worth, at the time of such termination, of the excess, if any, of the rent and other charges required to be paid by Lessee hereunder for the balance of the term hereof (if this Lease had not been so terminated) over the amounts reasonably expected by Lessor to be received from reletting.

               (b) Without terminating this Lease, relet, assign or sublet the Premises as the agent and for the account of Lessee in the name of Lessor or otherwise, upon the best terms and conditions Lessor may make with the new Lessee for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions as Lessor, in its uncontrolled discretion, may determine and may collect and receive the rent therefor, provided Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting. In such event, the rents received on any such reletting shall be applied first to the expenses of reletting and collecting, including, without limitation, all repossession costs, reasonable attorneys' fees, and any real estate commission paid, alteration costs and expenses of preparing said Premises for reletting, and thereafter toward payment of the rental and of any other amounts payable by Lessee under this Lease. If the sum realized shall not. be sufficient to pay such rent and other charges, Lessor may recover the deficiency from Lessee.

               13.2.3 If Lessor elects to re-enter or take possession of the Premises, Lessee shall quit and peaceably surrender the Premises to Lessor, and Lessor may enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee, and may have, hold, and enjoy the Premises and the right to receive all rental income of and from the same.

               13.2.4 No such re-entry or taking of possession by Lessor shall be construed as an election on Lessor's part to terminate or surrender this Lease unless a written notice of such intention is served on Lessee.

               13.2.5 The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity.

               13.2.6 No failure by Lessor to insist upon the strict performance of any covenant, agreement, term, or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Lessee, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by Lessor. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof

               13.2.7 If Lessee causes or threatens to cause a breach of any of the covenants, agreements, terms, or conditions contained in this Lease, Lessor shall be entitled to obtain all sums held by Lessee, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

     13.3 Default by Lessor. Lessor shall not be in default unless and until Lessor fails to perform obligations required of Lessor under this Lease within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor specifying the nature of the failure to perform an obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event will Lessee have any right of offset with respect to a default by Lessor and the amounts due from Lessee to Lessor under this Lease, but rather Lessee must maintain a separate action for damages in the event of a default by Lessor.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Base Rent or any other sum due from Lessee shall not be received by Lessor within fifteen (15) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to seven percent (7%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Rent in any 12-month period, then Base Rent shall automatically become due and payable quarterly in advance rather than monthly, notwithstanding Paragraph 4 or any other provision of this Lease to the contrary.

     13.5 Use of Impounds Upon Default. All monies paid to Lessor under Paragraph 4.5.3 may be intermingled with other monies of Lessor and shall not bear interest. In the event of a default by Lessee under this Lease, then any balance remaining from funds paid to Lessor under the provisions of said Paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of common expenses.

14.  CONDEMNATION.

     If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called a "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area of the Project which is not occupied by any Building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession) terminate this Lease as of the date the condemning authority takes possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the floor area of the Building taken bears to the total floor area of the Building situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to a separate award for loss of or damage to Lessee's trade fixtures and removable personal property and moving expenses with respect thereto. If this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages actually received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessor and Lessee shall jointly select a contractor to effect such repairs and shall cooperate in initiating and completing such repairs.

15.  BROKER'S FEE.

     Unless this Lease is terminated as provided in Paragraph 45 below, a brokerage commission shall be paid by Lessor to Cushman & Wakefield of Arizona, Inc. ("Listing Broker"), whose mailing address is 1850 N. Central Avenue, Suite 300, Phoenix, Arizona 85004 (Attn: Ashley Brooks), in accordance with a listing agreement between Lessor and Listing Broker. Lessor and Lessee acknowledge that Trammell Crow Company ("Lessee's Broker") represented Lessee in this transaction and compensation will be payable to Lessee's Broker in an amount equal to one half of said commission, when paid by Lessor to Listing Broker, and shall be the responsibility of Listing Broker. Lessee warrants it has not incurred the services of any other broker in connection with this Lease. Lessor and Lessee each agree to indemnify and defend the other party, its employees, agents, members, and assigns from and against all claims, demands, actions, liabilities, damages, costs, and expenses (including attorneys' fees) from any other broker, agent, or finder which arise or result from the actions of the indemnifying party.

16.  ESTOPPEL CERTIFICATE.

     16.1 Lessee shall, within ten (10) business days after written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in fall force and effect) and the date to which the Base Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement must be in a form reasonably acceptable to, and when completed, may be conclusively relied upon by, any prospective purchaser or encumbrancer of the Premises.

     16.2 At Lessor's option, Lessee's failure to deliver such statement shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's Base Rent has been paid in advance.

17.  LESSOR'S LIABILITY.

     The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title to, or a lessee's interest in a ground lease of, the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall be binding on the initial Lessor and Lessor's successors and assigns only during their respective periods of ownership.

18.  SEVERABILITY.

     The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19.  INTEREST ON PAST DUE OBLIGATIONS.

     Except as expressly herein provided, any amount due to Lessor not paid within seven (7) days after the due date shall bear interest at twelve percent (12%) per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee.

20.  TIME OF ESSENCE.

     Time is of the essence with respect to this Lease.

21.  ADDITIONAL RENT.

     All monetary obligations of Lessee to Lessor of any kind under the terms of this Lease shall be deemed to be rent.

22.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

     This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Listing Broker, Lessee's Broker nor any other cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons or entities has made any oral or written warranties or representations to Lessee relative to the condition, occupancy or use by Lessee of the Premises, the Building, or the Project, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the Americans with Disabilities Act, and the legal use and adaptability of the Premises and the Building and the compliance thereof with all Applicable Laws in effect during the term of this Lease, except as otherwise specifically stated in this Lease.

23.  NOTICES.

     Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given when personally delivered or mailed postage prepaid by certified mail, or sent by reputable overnight courier such as Federal Express to Lessee or to Lessor at the following respective addresses:

                             LESSOR:

                             SunCor Development Company
                             3838 N. Central Avenue
                             Suite 1500
                             Phoenix, Arizona 85012
                             Attn: Margaret Kirch

                             With a copy to:

                             SunCor Development Company
                             3838 N. Central Avenue
                             Suite 1500
                             Phoenix, Arizona 85012
                             Attn: General Counsel

                             LESSEE:

                             Matrix Financial Services Corporation
                             201 W. Coolidge
                             Phoenix, Arizona 85013
                             Attn: Julie Newland

                             With a copy to:

                             Osborn Maledon
                             2929 N. Central Avenue, 2 1 Floor
                             Phoenix, Arizona 85012
                             Attn: Michelle Matiski

Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes (2133 W. Peoria Avenue, Phoenix, Arizona 85021). A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.  WAIVERS.

     No waiver by either party hereto of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any default by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.  NO RECORDING.

     Neither this Lease nor a memorandum hereof shall be recorded without Lessor's prior written consent.

26.  HOLDING OVER.

     26.1 With Lessor's Consent. Subject to Paragraph 26.3, if Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Lessee, including payment of Base Rent, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and of no further force or effect during said month-to-month tenancy.

     26.2 Without Lessor's Consent. If Lessee, without Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the Lease Term, Lessee shall pay to Lessor monthly rent for the period from expiration of the Lease Term until possession of the Premises is restored to Lessor in an amount equal to one hundred fifty percent (150%) of the monthly Base Rent due for the last month of the Lease Term, plus all common expenses and other amounts otherwise due under this Lease. Notwithstanding the foregoing, Lessor's right to collect such rent shall be in addition to and shall not preclude concurrent, alternative, or successive exercise of any rights or remedies available to Lessor, including, without limitation, commencing forcible detainer proceedings.

     26.3 Limited Right to Extend Lease Term. Notwithstanding Paragraphs 26.1 and 26.2 above, in addition to the rights of Lessee set forth in Paragraph 3.2 above, Lessee shall have the right to extend the Lease Term for three (3) calendar months at the Base Rent due the last month of the Term without Lessor's consent, subject to the following: (i) Lessee must give written notice to Lessor of its intention to extend the Lease Term at least one hundred twenty (120) days prior to the expiration of the Lease Term and must state in said notice that Lessee desires to extend the Lease Term so that Lessee may hold over beyond the expiration thereof, and (ii) Lessee shall hold over subject to all of the provisions of this Lease pertaining to payment of Base Rent, common expenses and all other obligations of Lessee.

27.  CUMULATIVE REMEDIES.

     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.  PARKING.

     Lessor will provide Lessee with six (6) parking spaces for each 1,000 square feet of Gross Leasable Floor Area within the Premises. Sixty-five (65) of those spaces will be reserved for the exclusive use of Lessee and will be in a location to be agreed to by Lessor and Lessee in good faith. Lessor will also provide, as part of the T.I. Allowance (as defined in Paragraph 40.1 below) for the Premises covered parking structures for said reserved spaces (including meeting minimum ADA standards). Lessee will be responsible for monitoring the reserved spaces to ensure that only persons designated by Lessee are using the same.

29   BINDING EFFECT; CHOICE OF LAW.

     Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

30.  SUBORDINATION OF LEASE; ATTORNMENT.

     30.1 Subordination. Concurrent with the execution of this Lease, Lessor shall obtain and deliver to Lessee a subordination, nondisturbance and attornment agreement ("SNDA") in form and content reasonably acceptable to Lessee, from the holder of any ground lease, mortgage, deed of trust, or any other hypothecation or security now existing upon the real property of which the Project is a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee further agrees to subordinate this Lease to the lien or interest of any mortgage, deed of trust, or ground lease hereafter placed upon the real property of which the Project is a party, provided that, as a condition precedent to such subordination, the holder of such future lien or interest executes and delivers to Lessee an SNDA in form and content reasonably acceptable to Lessee, which provides that in the event of a foreclosure, deed in lieu of foreclosure, power of sale or other termination of Lessor's interest in the Premises, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof

     30.2 Execution of Documents. Subject to Paragraph 30.1, Lessee agrees to execute any documents reasonably requested to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, which will also include the non-disturbance provisions contained in Paragraph 30.1. Lessee's failure to execute such documents within ten (10) business days after written demand shall be conclusive upon Lessee that this Lease is subordinated to the lien of any such mortgage, deed of trust, or ground lease.

31.  ATTORNEYS' FEES.

     If either Lessor or Lessee commences, engages in, or threatens to commence or engage in any legal action or proceeding against the other party (including, without limitation, litigation, or arbitration) arising out of or in connection with the Lease, the Premises or the Project (including, without limitation (a) the enforcement or interpretation of either party's rights or obligations under this Lease, whether in contract, tort, or both, or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attomeys' fees, costs and expenses incurred in any such action or proceeding, including any attorneys' fees, costs, and expenses incurred for collection and on appeal.

32.  LESSOR'S ACCESS.

     Lessor and Lessor's agents and lenders shall have the right to enter the Premises at reasonable times determined by Lessor and Lessee in good faith for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements, or additions to the Premises or the Building as Lessor may deem necessary or desirable. Such right of entry shall be exercised in a manner which reasonably minimizes disruption of Lessee's business given the purpose for entering the Premises. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 180 days of the Lease Term place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

33.  AUCTIONS.

     Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent.

34.  SIGNS.

     Lessee shall not place any sign upon the exterior of the Premises or visible from the exterior of the Premises, including "For Rent" or "Sublet" signs, without Lessor's prior written consent in each instance. Lessor hereby consents to the placement by Lessee of a building-mounted sign and a monument sign adjacent to Peoria Avenue, each of which must comply with Lessor's tenant sign standards, applicable governmental regulations, and any Additional CC&Rs, and each of which will contain Lessee's name and logo and the size, design and location of which must be approved by Lessor, which approval shall not be unreasonably withheld. All expenses associated with Lessee's signs shall be the responsibility of Lessee.

35.  MERGER.

     The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36.  QUIET POSSESSION.

     Upon Lessee's paying when due the rent for the Premises and observing and performing in a timely manner all of the covenants, conditions, and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

37.  SECURITY MEASURES.

     Lessee hereby acknowledges that the common expenses may include the cost of guard service or other security measures Lessor may elect to provide, but Lessor shall have no obligation whatsoever to provide the same. Lessee assumes all responsibility for the protection of Lessee, its agents, employees, officers, and invitees from acts of third parties.

38.  AUTHORITY.

     Each individual executing this Lease on behalf of Lessee and Lessor represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. Lessee shall, prior to execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

39.  FINANCIAL STATEMENTS.

     If Lessor desires to finance, refinance or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such existing financial statements of Lessee as may be reasonably requested in writing by Lessor or such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be used only for the purposes herein set forth. All financial statements required under this Lease shall be delivered to Lessor or any lender or purchaser, as applicable, within thirty (30) days of Lessor's written request therefor. At Lessor's option, Lessee's failure to deliver those statements within that time shall be a breach of this Lease.

40.  LESSOR'S AND LESSEE'S WORK.

     40.1 Interior Tenant Improvements. Lessor shall construct the Building shell pursuant to the plans and specifications described on Exhibit "D" attached hereto (which Building shell, excluding the work not included as part thereof as designated on Exhibit "D", is referred to in this Lease as the "Building Shell") and provide for Lessee in the Premises the Work (as defined in Paragraph 40.1.7 below) for the First Phase Space, subject to Lessee Delays and Paragraph 41, and deliver non-exclusive possession thereof by February 1, 2000, and full possession thereof as provided in Paragraph 3.1 by no later than March 1, 2000 subject to the following:

          40.1.1 It is acknowledged that certain portions of the Work cannot be completed until Lessee performs certain work for which it is responsible. Accordingly, Lessee shall cause its contractors to install all wire and cable in the Premises and perform all other design, construction and installation work with respect thereto reasonably designated by Lessor with prior notice, all in a manner reasonably approved by Lessor by no later than a date to be specified by Lessor in its critical path schedule for the Premises, a copy of which will be provided to Lessee from time to time, so that Lessor can complete all Work by no later than March 1, 2000.

     All installation of wire and cable and such other design, construction and installation work shall be at the expense of Lessee.

          40.1.2 All Work shall be completed at Lessor's expense, provided that Lessor shall not be obligated to incur any expenses for the Work which exceed a total of $25.00 per square foot of Gross Leasable Floor Area comprising the First Phase Space, or $1,250,000.00 based on 50,000 square feet, as may be increased pursuant to Paragraph 45.4 (the "T.I. Allowance"). As additional material consideration for the abatement of Base Rent for the Second Phase Space as set forth in Paragraph 4.2 above, Lessee acknowledges and agrees that the T.I. Allowance shall be based on the square footage within the First Phase Space so that Lessee will pay as hereafter provided all amounts for completing the Work in excess of $1,250,000.00 (as may be increased pursuant to Paragraph 45.4), subject to reimbursement by Lessor for an amount equal to $25.00 per square foot of Gross Leasable Floor Area in the Second Phase Space to the extent provided in Paragraph 40.1.6 below; for purposes hereof, the Work shall include all improvements to the First Phase Space and the Second Phase Space. The T.I. Allowance is solely for the purpose of constructing covered parking stalls and tenant improvements to the Building Shell, and shall not be used to acquire any furniture, furnishings, equipment or personal property of Lessee. The T.I. Allowance includes all hard and soft costs necessary or appropriate to complete the Work, provided that Lessor will provide, at its expense, and in addition to the T.I. Allowance, construction management services utilizing personnel of Lessor or its members or affiliates. Accordingly, except as specifically noted above, all costs and expenses of completing the Work, including, without limitation, all costs of labor, materials, architectural, design, engineering and other professional fees, and permitting fees, shall not exceed a total of $25.00 per square foot of Gross Leasable Floor Area in the First Phase Space, subject to Paragraphs
     40.1.6 and 45.4.

          40.1.3 Lessee shall engage Cornoyer Hedrick as its architect for the Project, provided that Lessee will contract directly with and shall be responsible for the actions of Cornoyer Hedrick in its preparations of plans and specifications in a manner which permits Lessor to comply with its critical path schedule for the Work in the Premises, and provided further that the fees of Cornoyer Hedrick will be paid from the T.I. Allowance.

          40.1.4 Lessee shall also have the right to select the general contractor for the Work by choosing among the following companies only: hardison/downey, Jokake Construction, or Stevens Leinweber Construction. Lessee and its architect will obtain competitive bids from each of said companies in a timely manner to permit Lessor to follow its critical path schedule for the Work in the Premises and provide the Premises to Lessee for its work by February 1,2000, and for Lessee's full occupancy by March 1, 2000.

          40.1.5 If the actual cost of the Work is less than the T.I. Allowance, the savings shall be credited to Lessee in the form of a credit against successive installments of Base Rent due from and after the Commencement Date until such credit is applied in full. If the actual cost of the Work exceeds the T.I. Allowance, but is less than the T.I. Allowance plus $319,275,00, then any Second Phase Savings (as defined in Paragraph 40.1.6) shall be credited to Lessee in the form of a credit against successive installments of Base Rent due from and after that date which is one (1) year after the Commencement Date until such credit is applied in full.

          40.1.6 Lessor and Lessee acknowledge that, as described in Paragraph
     40.1.2 above, Lessor will be completing the tenant improvements for both the First Phase Space and the Second Phase Space, but that the T.I. Allowance covers only the First Phase Space. Accordingly, Lessor and Lessee expect that the costs of the Work will greatly exceed the T.I. Allowance. To the extent that the actual cost of the Work exceeds the T.I. Allowance, Lessee shall reimburse Lessor for the first $319,275.00 of such excess costs ($25.00 x 12,771 square feet of Gross Leasable Floor Area in the Second Phase Space) (the amount actually paid by Lessee to Lessor is referred to herein as "Second Phase T.I. Costs") as additional rent by paying the same in cash within thirty (30) days after Lessor delivers its request for payment and evidence of payment by Lessor; provided, however, that on the date Lessee becomes obligated to pay Base Rent on the Second Phase Space pursuant to Paragraph 4.2(b) and has paid the first monthly installment thereof, and provided that Lessee is not in default under this Lease (beyond the expiration of any applicable notice and cure period), Lessor shall reimburse Lessee in cash, without interest, for the Second Phase T.I. Costs. If the Second Phase T.I. Costs are less than $319,275,00, then the difference ("Second Phase Savings'" shall be credited to Lessee as provided in Paragraph 40.1.5. To the extent that the actual cost of the Work exceeds the T.I. Allowance and the sum of $319,275.00, such additional amounts shall be reimbursed by Lessee to Lessor, as additional rent, by either:

               (a) paying to Lessor all of such excess cost in cash within thirty (30) days after Lessor delivers its request for payment and evidence of payment by Lessor, or,

               (b) at Lessee's option, paying the same in equal monthly installments amortized over the Initial Term factoring in an interest rate of 12% per annum, which shall be added to and constitute a part of Base Rent.

          40.1.7 Lessor's work shall consist of improvements to the Building Shell (both First Phase Space and Second Phase Space) and covered parking stalls as provided in Paragraph 28 (including meeting minimum ADA requirements for the covered parking stalls), and the 24-hour access security facilities designated by Lessee and approved by Lessor ("Work"). The Work will be constructed in accordance with plans and outline specifications for the interior layout of the Premises prepared by Lessee's architect in compliance with Lessor's critical path schedule and approved by Lessor, which approval shall not be unreasonably withheld or delayed ("Plans and Specifications"). A preliminary space plan for the entire Premises will be submitted by Lessee to Lessor on or before September 23, 1999. The first draft of the Plans and Specifications shall be prepared and delivered by Lessee to Lessor on or before October 22, 1999. Unless Lessor reasonably objects to the Plans and Specifications within five (5) business days after delivery thereof by Lessee, Lessor shall be deemed to have approved the Plans and Specifications. If Lessor does timely and reasonably object, and the changes requested by Lessor are satisfactory to Lessee, Lessee shall revise the Plans and Specifications and deliver revised Plans and Specifications to Lessor within five (5) business days thereafter. If Lessor does timely and reasonably object, but the changes requested by Lessor are not satisfactory to Lessee, Lessee and Lessor shall meet immediately after Lessor's objections and endeavor in good faith to agree upon Plans and Specifications mutually acceptable to Lessor and Lessee within five (5) business days after Lessor's objections. If Lessor and Lessee cannot reach an agreement regarding the Plans and Specifications after such meeting, such dispute shall then be immediately submitted to the architect for the Work in accordance with the provisions of Paragraph 40.4 below to resolve the dispute prior to November 5, 1999. When so approved, the Plans and Specifications shall be initialed by Lessor and Lessee and incorporated herein by this reference.

     40.2 Governmental Approvals. After the Plans and Specifications have been approved by Lessor and Lessee, Lessee and Lessee's architect shall use diligent efforts to obtain approval of the Plans and Specifications as soon as possible from all appropriate governmental agencies.

     40.3 Lessee Delay. As used herein, "Lessee Delay" shall mean any delay or delays in the substantial completion of the Work as a result of any one or more of the following:

          40.3.1 The failure of Lessee or its architect to furnish, approve, or authorize, or provide information for, any portion of the Plans and Specifications in accordance with the critical path schedule established in good faith by Lessor and its contractor to meet the deadlines imposed by this Lease, and Lessor will give due consideration to the advice of Lessee's architect in preparing Lessor's critical path schedule;

          40.3.2 Changes in or additions to the Plans and Specifications as requested by Lessee or its architect (notwithstanding Lessor's approval of such changes);

          40.3.3 The performance or completion of any work in the Premises by Lessee or any person or entity employed by Lessee, including without limitation Lessee's architect or contractor;

          40.3.4 Any request by Lessee or its architect for materials, components, finishes, or improvements other than Lessor's building standard or which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Work, as set forth in the Plans and Specifications;

          40.3.5 Lessee's failure to pay, when due, any amounts required to be paid by Lessee pursuant hereto;

          40.3.6 Lessee's failure to comply with all federal, state, or local laws or regulations, including, without limitation, all codes and ordinances;

          40.3.7 Lessee's request for additional bidding or rebidding of the cost of all or a portion of the Work;

          40.3.8 Changes or postponements to the Work requested by Lessee or its architect;

          40.3.9 Any error in the Plans and Specifications or other documents caused by Lessee, or its employees, agents or contractors;

          40.3.10 Lessee's failure to apply for promptly and/or diligently seek to obtain all governmental approvals of the Plans and Specifications and all necessary permits by the dates to be specified by Lessor in its critical path schedule to be provided to Lessee pursuant to Paragraph 40.1 above; provided that if Lessee is in compliance with this Paragraph 40.3. 10 but a delay nevertheless occurs, the dates in the 2nd and 4th sentences of Paragraph 3.1, and in Paragraph 40.1, shall be extended for the period of such delay; and

          40.3.11 Any other act or omission of Lessee or its employees, agents or contractors.

     40.4 Architect's Determination. A determination by Cornoyer Hedrick as to the existence and duration of a Lessee Delay (which may be made only after Lessor and Lessee have attempted in good faith to make such a determination for at least ten (10) days), or in resolving disputes in the approval of the Plans and Specifications, shall be conclusive and binding on the parties under this Lease absent manifest error or bad faith on the part of said architect.

     40.5 Lease Starting Date in Event of Lessee Delay. If a Lessee Delay occurs, then notwithstanding anything to the contrary set forth in this Lease, and regardless of the actual date of the substantial completion of the Work, the Commencement Date shall not be extended and Base Rent and common expenses will be due and payable.

     40.6 Lessee Pays Damages. Lessee shall pay all costs and expenses incurred by Lessor that result from any Lessee Delay, including, without limitation, any costs and expenses attributable to increases in the cost of labor or materials.

     40.7 Inspection by Lessee. Lessee shall be permitted to monitor and inspect the Work for the purpose of verifying that such construction is in compliance with the Plans and Specifications. Lessor shall complete any "punch list" work reasonably required by Lessee as provided in Paragraph 40.8 below.

     40.8 Condition of the Premises. Lessee shall have thirty (30) days after the Commencement Date within which to give Lessor written notice of any alleged defects in the Premises or the Work. Such notice shall be in the form of a punch list identifying the defect and explaining what is necessary to complete the Work in a good and satisfactory manner. Upon the expiration of said 30-day period, the Premises, the Project, the Building and the Work shall be deemed in satisfactory condition and in compliance with the terms of this Lease, except as specifically set forth to the contrary in the written notice delivered by Lessee to Lessor, if any. If Lessee fails to give such notice within said 30-day period, or to specify in reasonable detail in said notice the nature of the defects, Lessee shall be deemed to have irrevocably waived all rights with respect to said defects. Upon receiving such written notice, if any, from Lessee, Lessor shall repair any actual defects or variances, to the extent such work is Lessor's obligation pursuant to this Lease, within thirty (30) days after receipt of written notice of such work is received by Lessor (or if more than thirty (30) days is reasonably necessary to complete such work, then Lessor shall commence to complete the work within said 30-day period and shall diligently pursue completion of such work as soon as reasonably possible thereafter). After the expiration of 30-day period, and within five (5) days after a request from Lessor, Lessee shall promptly execute and deliver to Lessor a certificate in the form supplied by Lessor certifying that the Premises, the Building, the Project and the Work are accepted in accordance with this Paragraph, subject only to any remaining punch list items designated by Lessee in the notice, if any, delivered within said 30-day period. The existence of any defects or variances shall not affect Lessee's obligations set forth in Paragraph 7.1 above. Nothing contained in this Paragraph shall be construed as a waiver by Lessee of any Latent Defects in the Premises or the Building which are caused by Lessor or its contractors and do not result from the acts or omissions of Lessee, its agents, employees, officers or contractors.

     40.9 Lessee's Permitted Work. Lessee shall be permitted to install during the Lease Term, at Lessee's option, a communications antenna or dish on the roof of the Premises at a location to be approved by Lessor, subject to the following:

          40.9.1 All such equipment shall be installed at the sole cost and expense of Lessee, and Lessor shall have the right to approve the size, design and color of such equipment and the screening methods to be used, and all plans and specifications for the installation thereof, which approval shall not be unreasonably withheld.

          40.9.2 All work to be performed by Lessee as provided in this Paragraph shall be completed within a reasonable period of time after construction is commenced and shall be subject to Paragraphs 7.5.2 and 7.5.3.

          40.9.3 All such equipment must be installed in a manner that does not result in material damage to the Premises when it is removed as herein required.

          40.9.4 All work shall be performed by Lessee only after obtaining all necessary permits and otherwise complying with all applicable laws.

          40.9.5 Lessor shall have the right to permit its employees or representatives to monitor any such work that involves penetration of the roof of the Building or affects any other structural elements of the Building to ensure that the roof remains water tight and that the structural integrity of the Building is not adversely affected, but Lessee is ultimately responsible to ensure that the roof remains water tight and the structural integrity of the Building is not adversely affected by the installation of Lessee's equipment. The foregoing notwithstanding, with respect to any roof repairs Lessee is required to make pursuant to this Paragraph, Lessee must first advise Lessor at least ten (10) days prior to commencing the repairs, must use the contractor who installed the roof, and must otherwise comply with all requirements necessary to preserve the warranty for the roof

          40.9.6 All such equipment must be removed by Lessee at its expense on or before termination of the Lease Term and Lessee shall repair, prior to expiration of the Lease Term, at its expense, all damage to the Premises caused by the removal of such equipment.

41.  FORCE MAJEURE -UNAVOIDABLE DELAYS.

     If the performance of any act required by this Lease to be performed by either Lessor or Lessee be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, inclement weather, or any other cause (except financial inability) beyond the reasonable control of such party, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by Lessee as required by this Lease or the performance of any act rendered difficult solely because of the financial condition of the party required to perform the act.

42.  EASEMENTS; ADDITIONAL CC&Rs.

     In addition to easements and other matters currently of record, Lessor reserves to itself the right, from time to time, to grant and record such additional easements, rights and dedications that Lessor deems necessary or desirable with respect to the Project, so long as such easements, rights, dedications, maps and restrictions do not unreasonably and materially interfere with the use of the Premises by Lessee ("Additional CC&Rs"). Lessee shall sign any of the aforementioned documents upon request of Lessor, and failure to do so shall constitute a material breach of this Lease, but shall not invalidate the Additional CC&Rs. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be obligated to comply with any additional CC&Rs unless Lessee was first given an opportunity to review and approve the same (such approval not to be unreasonably withheld, conditioned, or delayed).

43.  AMERICANS WITH DISABILITIES ACT.

     Lessee shall comply, at its sole cost and expense, with all requirements of the Americans With Disabilities Act of 1990, as amended from time to time, and any additional or successor law of similar import or application ("ADA"), applicable to the Premises. Lessee agrees to indemnify, defend, and hold harmless Lessor from and against any and all expenses, liabilities, costs, or damages (including reasonable attorneys' fees) suffered by Lessor as a result of a breach of the foregoing additional obligations imposed on the Premises under the ADA by virtue of Lessee's operations. Lessee agrees that it will be solely responsible for any accommodations or alterations which need to be made to the Premises because of changes applicable after the date of this Lease, or to correct violations of existing requirements arising from the acts or omissions of Lessee's architect or contractors, or to accommodate disabled employees, customers, and invitees of Lessee. Notwithstanding anything in this Lease to the contrary, in no event shall Lessee be responsible for compliance with ADA laws, ordinances, rules and regulations that require structural or other changes to the Premises or the Building unless due to the particular use or manner of occupancy by Lessee, or to accommodate the particular needs of disabled employees or invitees of Lessee, or caused by or resulting from the acts or omissions of Lessee's architect or contractors. In particular, Lessee shall be responsible for causing any improvements or alterations constructed by Lessee pursuant to this Lease to comply with all ADA laws, ordinances, rules and regulations. No provision in this Lease shall be construed as permitting, consenting, or authorizing Lessee to violate the requirements of the ADA.

44.  ELECTRIC SERVICE PROVIDER.

     44.1 Lessor has advised Lessee that presently Arizona Public Service ("Electric Service Provider") is the utility company selected by Lessor to provide electric service for the Building. Notwithstanding the foregoing, if permitted by law, Lessor shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider.

     44.2 Lessee shall cooperate with Lessor, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider, and any Alternate Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises.

     44.3 Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur by any reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent, or relieve Lessee from any of its obligations under the Lease.

45.  GUARANTEE OF LEASE.

     Lessee acknowledges that Lessor requires that the obligations of Lessee must be guaranteed by Lessee's parent company, Matrix Bancorp, Inc., a Colorado corporation ("Guarantor"). Accordingly, as a condition to Lessor's ongoing obligations under this Lease, Lessee shall cause to be executed and delivered by Guarantor on or before September 30, 1999, a Guarantee of Lease in the form attached hereto as Exhibit "E". Lessor has been advised by Lessee that Guarantor must obtain from Guarantor's existing lenders certain approvals and/or waivers of certain debt ratio covenants ("Approvals") before Guarantor can execute the Guarantee of Lease and that the Approvals may not be forthcoming even after Guarantor undertakes diligent efforts to obtain the same. Accordingly, Lessor and Lessee agree as follows:

     45.1 Lessee shall cause Guarantor to promptly take such action necessary to obtain the Approvals legally necessary to permit Guarantor to execute the Guarantee of Lease, and to diligently thereafter seek to obtain the Approvals on or before September 30, 1999.

     45.2 If the Approvals are not obtained and the Guarantee of Lease is not duly executed by Guarantor and delivered to Lessor, together with a corporate resolution authorizing the executing officer to do so and a copy of the Approvals, on or before September 30, 1999, then Lessor shall have the right to terminate this Lease by giving written notice to Lessee on or before October 8, 1999, in which event this Lease shall thereafter be of no further force and effect except with respect to any breach of this Lease occurring prior to said date.

     45.3 Unless and until notice of termination is given by Lessor to Lessee as provided for in Paragraph 45.2 above, Lessee and Lessor shall proceed under Paragraph 40.1 to prepare the Plans and Specifications and otherwise comply with Lessor's critical path schedule, and Lessee shall cause its architect to proceed accordingly. If the contingency set forth in Paragraph 45.2 is not satisfied on or before September 30, 1999 and Lessor elects to terminate this Lease as set forth above, then Lessee shall be responsible for paying all costs and fees incurred by Lessee with respect to its architect or otherwise in connection with this Lease, the T.I. Allowance shall not apply with respect thereto, and Lessor shall have no obligation to reimburse Lessee for costs, fees, or expenses incurred in connection with this Lease, preparation of the Plans and Specifications, or otherwise with respect to this Lease, the Building, or the Premises. Lessor will be responsible only for its own fees, costs and expenses incurred in connection therewith.

     45.4 If the condition set forth in Paragraph 45.2 is satisfied as herein provided on or before September 30, 1999, then this Lease shall remain in full force and effect and Lessor agrees to increase the T.I. Allowance by an amount equal to the lesser of (a) one-half of Guarantor's reasonable attorneys' fees actually incurred in obtaining the Approvals, but not in connection with this Lease or the Guaranty of Lease, as evidenced by statements of legal services rendered showing the attorneys' fees were directly related to obtaining the Approvals, or (b) $15,000.00.

     LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IN WITNESS WHEREOF, the Lessee and the Lessor have signed this Lease as of the 1st day of September, 1999.

"LESSOR"                                    "LESSEE"

SUNCOR DEVELOPMENT COMPANY,                 MATRIX FINANCIAL SERVICES
an Arizona corporation                      CORPORATION, an Arizona corporation


By:   /s/  Margaret E. Kirch                By:    /s/  George R. Bender
     -------------------------------------       -------------------------------
Its:   Vice President                       Its:   President

                                LIST OF EXHIBITS

Exhibit "A"     --    Site Plan (unmarked) (see Paragraph 1.2)

Exhibit "A-1"   --    Site Plan with Project Outlined or Cross-Hatched
                      see Paragraph 1.7)

Exhibit               "B" -- Floor Plan with Premises Outlined or Cross-Hatched
                      - (See Paragraph 1.2); Building envelope for banking drive-thru facilities (see Paragraph 7.5.1)

Exhibit "C"     --    Comprehensive Liability Endorsement (see Paragraph 8.1)

Exhibit "D"     --    List of improvements, description of Building Shell
                      (see Paragraph 40.1)

Exhibit "E"     --    Form of Guarantee of Lease (see Paragraph 45)

                                  EXHIBIT "A"

                                [GRAPHIC OMITTED]

                                  EXHIBIT "B"


                                [GRAPHIC OMITTED]

                                  EXHIBIT "A-1"


                                [GRAPHIC OMITTED]

                                   EXHIBIT "C"

                COMPREHENSIVE OR COMMERCIAL GENERAL (OCCURRENCE)

                      AND AUTOMOBILE LIABILITY ENDORSEMENT

     Attached to certificate of insurance for and hereby certified to be a part of the following policy or policies having the following expiration dates:

        Policy No.           Company Providing Policy            Expiration Date

     The scope of the insurance afforded by the policy(ies) designated in the attached certificate is not less than that which is afforded by the standard form(s) promulgated by the Insurance Service Organization.

     Such Policy(ies) provide for or are hereby amended to provide for the following:

     1. The named insureds are ____________________________________________.

     2. SunCor Development Company ("Company") is hereby included as an additional insured with respect to liability arising out of or in connection with the following agreement(s):

     That certain Lease dated the _____ day of ________________, 1999 between SunCor Development Company and Matrix Financial Services Corporation covering the lease and the use of property located in Phoenix, State of Arizona.

     The insurance provided hereunder applies as though separate policies are in effect for both the named insured and Company but does not increase the limits of liability set forth in said policies.

     3. The limits of liability under the policy(ies) are not less than those shown on the certificate to which this endorsement is attached.

     4. The commercial general liability policy, if any, provides for aggregate coverage at the location of the premises or work to be performed and for reinstatement of the aggregate in the event the limits of the policy are exhausted.

     5. Cancellation or material reduction of this coverage will not be effective until thirty (30) days (ten (10) days in the case of cancellation for nonpayment of premium) following written notice to Company as follows:

                           SunCor Development Company,
                       3838 N. Central Avenue, Suite 1500
                             Phoenix, Arizona 85012
                         Attention: Property Management

     6. Contractual liability coverage for liability assumed by this insured under said agreement or agreements with Company.

     7. This insurance is primary and insurer is not entitled to any contribution from insurance in effect for Company.

     8. This insurance shall not be invalidated by the acts or omissions of other insureds.

     9. Broad Form Property Damage endorsement.

     10. Products/Completed Operations endorsement.

     11. Personal Injury endorsement.

     12. All policy or endorsement limitations relating specifically to operations on or near railroad property or track are eliminated.

     13. All exclusions of explosion, collapse, or underground hazard are deleted.

     14. In the event of reduction or exhaustion of the applicable aggregate limit or limits of liability under the primary policy or policies referred to in the attached certificate of insurance solely by reason of losses paid thereunder on account of occurrences during the policy period, the excess policy, if any, referred to herein, shall (i) in the event of reduction, apply as excess of the reduced limit of liability thereunder; and (ii) in the event of exhaustion, continue in force as though it were primary insurance.

     15. The term "Company" includes successors and assigns of Company and the officers, employees, and agents thereof.


__________________________________
Insurance Company(ies)

Date:  ____________________________ By:  ______________________________________
                                         Signature of Authorized Representative

                                   EXHIBIT "D"

     As used in this Lease, the term "Building Shell" shall mean all improvements related to the Building covered by the drawings, plans, and specifications listed on pages 2 and 3 of this Exhibit, EXCEPT the following, which will be included in the Work for purposes of this Lease even if described in said drawings, plans, and specifications:

     1. Covered parking canopies, supports and related work and improvements for the covered parking structures.

     2.   Roof curbing for all HVAC units on the roof of the Building.














                              Exhibit "D" - Page 1

                       Black Canyon Commerce Park Phase 2
                                List of Drawings

                               [GRAPHIC OMITTED]


                              Exhibit "D" - Page 2

                       Black Canyon Commerce Park Phase 2
                                List of Drawings

                               [GRAPHIC OMITTED]


                              Exhibit "D" - Page 3

                                   EXHIBIT "E"

                                GUARANTEE OF LEASE

     That Triple Net Lease dated as of the ____ day of September, 1999 of ("Lease") has been, or will be, executed by and between SunCor Development Company, an Arizona corporation ("Lessor"), and Matrix Financial Services Corporation, an Arizona corporation ("Lessee"), covering certain premises located in Black Canyon Commerce Park, Phoenix, Arizona, and more particularly described in the Lease ("Premises"). Lessor requires, as a condition to its execution of the Lease, that the undersigned ("Guarantor") guarantee the complete and timely performance of Lessee's obligations under the Lease.

     NOW, THEREFORE, in consideration of Lessor's execution of the Lease, Guarantor hereby agrees as follows:

     1. Guarantor unconditionally guarantees the complete and timely performance of each and all of the terms, covenants and conditions contained in the Lease to be kept and performed by Lessee.

     2. This Guarantee shall not be released, diminished or otherwise affected in any way by:

          2.1 Any assignment of the Lease by Lessee or the subletting by Lessee of all or a portion of the Premises, with or without the consent of Lessor.

          2.2 Any extension, modification or alteration of the Lease by Lessor and Lessee or their respective successors and assigns.

          2.3 The bankruptcy, reorganization or insolvency of Lessee or any successor or assignee of Lessee or any disaffirmance or abandonment by a trustee or Lessee.

          2.4 The granting of extensions of any time by Lessor with respect to the performance of any of the terms, covenants, obligations and conditions of the Lease.

          2.5 Any deferral, reduction or compromising of any rentals and other charges, fees and monetary obligations of any kind due Lessor under the provisions of the Lease.

          2.6 The failure by Lessor to require strict performance of any term, covenant, obligation or condition of the Lease or to exercise any rights, powers or remedies granted to Lessor in the Lease.

     3. Lessor may, without notice, assign this Guarantee in whole or in part, and no assignment or transfer of this Guarantee shall extinguish or diminish the liability of Guarantor.

     4. The liability of Guarantor under this Guarantee shall be primary. Lessor may, at its option, proceed directly against Guarantor without having commenced any action or having obtained any judgment against Lessee with regard to any right or action that accrues to Lessor under the Lease. Guarantor hereby waives the provisions of ss. 12-1641, et seq. of the Arizona Revised Statutes. Guarantor waives any defense arising by reason of any disability or other defense of Lessee, or by reason of the cessation of the liability of Lessee from any cause. Guarantor waives all defenses based upon statutes of limitation to the fullest extent permitted by law. Until the guaranteed obligations have been performed in full, Guarantor shall have no right of subrogation and shall waive any right to enforce any remedy that Lessor now has, or may hereafter have, against Lessee, and waive any benefit of and any right to participate in any security now or hereafter held by Lessor.

     5. Lessor is authorized, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the performance of the Lease and/or this Guarantee or the guaranteed obligations, or any part thereof, and exchange, enforce, waive or release any such security, apply such security and direct the order or manner of sale thereof as Lessor, in Lessor's discretion, may determine.

     6. Guarantor shall pay Lessor's reasonable attomeys' fees, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcript copies, court costs and other similar costs and fees incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or as a result of enforcing this Guarantee against the undersigned, regardless of whether legal proceedings are actually commenced.

     7. Guarantor hereby waives presentment, demand, protest and notice of any demand by Lessor, including without limitation, any notice of default by Lessee under the terms of the Lease.

     8. The use of the singular herein shall include the plural. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named. This Guarantee shall be construed in accordance with the laws of the State of Arizona.

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee of Lease to be executed as of the _____ day of _____________________________, 1999.

                                   "GUARANTOR"

                            MATRIX BANCORP, a Colorado corporation


                            By:    /s/ Guy Gibson, President and CEO
                                 -----------------------------------------------
                                     Guy Gibson, President and CEO
                            Address:
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                                      ------------------------------------------